UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Webster Financial Corporation

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY FILING

March 23, 2012

To the Shareholders of

Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 26, 2012 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

At the Annual Meeting, you will be asked: (i) to elect three directors to serve for one-year terms or, if proposal (iii) is not approved, for three-year terms; (ii) to approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster; (iii) to approve an amendment to and restatement of Webster’s Second Restated Certificate of Incorporation, as amended, to provide for the annual election of directors; (iv) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2012; and (v) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2011 Annual Report.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

James C. Smith
Chairman and Chief Executive Officer

WEBSTER FINANCIAL CORPORATION

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2012

To the Shareholders of

Webster Financial Corporation:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Webster Financial Corporation (“Webster”) will be held on Thursday, April 26, 2012 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

1.	Election of Directors. To elect three directors to serve for one-year terms or, if Proposal 3 is not approved, for three-year terms (Proposal 1);

2.	Say on Pay. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster (Proposal 2);

3.	Declassification. To approve an amendment to and restatement of Webster’s Second Restated Certificate of Incorporation, as amended, to provide for the annual election of directors (Proposal 3);

4.

Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2012 (Proposal 4); and

5.

Other Business. To transact any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of Webster’s Board of Directors.

    The Board of Directors has fixed the close of business on February 27, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By order of the Board of Directors,

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 23, 2012

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 26, 2012: This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our 2011 Annual Report, are available free of charge on the Investor Relations section of our website (www.wbst.com).

WEBSTER FINANCIAL CORPORATION

145 Bank Street

Waterbury, Connecticut 06702

800-325-2424

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2012

Solicitation, Voting and Revocability of Proxies

This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation (“Webster” or the “Company”), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of Common Stock, par value $.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 26, 2012 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the “Annual Meeting”) and at any adjournments thereof. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 23, 2012.

The Annual Meeting has been called for the following purposes:

1. To elect three directors to serve for one-year terms or, if Proposal 3 is not approved, for three-year terms (Proposal 1);

2. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of Webster (Proposal 2);

3. To approve an amendment to and restatement of Webster’s Second Restated Certificate of Incorporation, as amended, to provide for the annual election of directors (Proposal 3);

4. To ratify the appointment by the Board of Directors of the firm of Ernst & Young LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2012 (Proposal 4); and

5. To transact any other business that properly comes before the Annual Meeting or any adjournments thereof.

If you vote using the enclosed proxy card, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted:

1. FOR the election of the Board’s nominees as directors;

2. FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of Webster;

3. FOR the approval of an amendment to and restatement of Webster’s Second Restated Certificate of Incorporation, as amended, to provide for the annual election of directors; and

4. FOR the ratification of the appointment of Webster’s independent registered public accounting firm.

Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted: (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Mark S. Lyon, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702; (ii) by re-voting by telephone or on the Internet; or (iii) by attending the Annual Meeting and voting in person.

The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow & Co., LLC, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,500, plus reimbursement of certain out-of-pocket expenses.

Who Can Vote. The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 27, 2012 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 8,279 holders of record of the 87,545,968 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

Voting. If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by using the toll-free telephone number listed on the proxy card,
•	by using the Internet website listed on the proxy card,
•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or
•	by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 25, 2012. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 25, 2012. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to approve the non-binding, advisory vote on the compensation of the named executive officers of Webster. The affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon is necessary to approve an amendment to and restatement of Webster’s Second Amended and Restated Certificate of Incorporation, as amended, to provide for the annual election of directors. Shareholders’ votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

Under New York Stock Exchange Rule 452, which governs NYSE brokerage members, brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For non-routine matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as “non-votes.” Because none of the matters to be voted upon at the Annual Meeting are considered routine matters under Rule 452 except for the ratification of the appointment of the independent registered public accounting firm, there potentially can be broker non-votes at the Annual Meeting. Both abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast on Proposals 1, 2 or 4 and, therefore, will have no effect on the outcome of the votes for those proposals. However, abstentions and broker non-votes will have the effect of a vote “against” Proposal 3.

Electronic Delivery of Proxy Materials. As a shareholder, you have the option of electing to receive future proxy materials (including annual reports) online over the Internet. This online service provides savings to Webster by eliminating printing, mailing, processing and postage costs associated with hard copy distribution. You may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card. You may also enroll for electronic delivery of future Webster proxy materials at any time on the Company’s website at www.wbst.com. Under “Electronic Enrollment,” select the “Click Here To Enroll” link. Then select the box indicating your appropriate form of share ownership, and follow the instructions for electronic delivery enrollment. In the future, you will receive an email message, at the address you provided while enrolling, informing you that the Webster proxy materials are available to be viewed online on the Internet. Follow the instructions to view the materials and vote your shares. Your enrollment in electronic delivery of Webster proxy materials will remain in effect until revoked by you.

Annual Report on Form 10-K. Webster is required to file an annual report on Form 10-K for its 2011 fiscal year with the Securities and Exchange Commission (“SEC”). Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Mark S. Lyon, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702. Our annual report on Form 10-K is available on the Company’s website, www.wbst.com.

ELECTION OF DIRECTORS

(Proposal 1)

At the Annual Meeting, three directors will be elected to serve for one-year terms or, if Proposal 3 is not approved, for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

As required by Webster’s Bylaws, directors must be elected by a majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In addition, under Webster’s Bylaws, incumbent directors nominated for reelection are required, as a condition to such nomination, to submit a conditional letter of resignation. In the event an incumbent nominee for director fails to receive a majority of the votes cast at an annual meeting, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision.

The Board of Directors currently consists of ten members and is divided into three classes which are composed of three directors in the class whose term currently expires in 2012, four directors in the class whose term expires in 2013 and three directors in the class whose term expires in 2014. The term of office of one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified. If Proposal 3 is approved by the requisite vote, the terms of all directors will expire at the annual meeting of shareholders each year and the directors’ successors will be elected for one-year terms that will expire at the next annual meeting. If Proposal 3 is approved, the nominees for election at the Annual Meeting, if elected, will have terms expiring at the 2013 Annual Meeting. The current terms of the directors who were elected at the 2010 and 2011 Annual Meetings will not be affected and those directors will continue to hold their offices until their terms expire in 2013 and 2014, respectively.

Information as to Nominees and Other Directors

The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of Webster. Also set forth in the table is certain other information with respect to each such person’s age at December 31, 2011, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank, National Association (“Webster Bank”).

Following the table are biographies of each of the nominees and continuing directors which contain information regarding each such person’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that such person should serve as a director as of the time of filing of this Proxy Statement. Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, board service, executive management, business, finance and marketing. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified candidates is described beginning on page 11 under “Corporate Governance—Director Qualifications and Nominations.”

Director Nominees:	Age at 12/31/2011	Director Since	Expiration of Term	Positions Held with Webster and Webster Bank	Committee Membership
Robert A. Finkenzeller	61	1986	2012	Director	Audit; Nominating and Corporate Governance
Laurence C. Morse	60	2004	2012	Director	Executive; Audit; Risk (Chairman)
Mark Pettie	55	2009	2012	Director	Audit; Compensation

Directors:
Joel S. Becker	63	1986	2013	Director	Nominating and Corporate Governance; Risk
David A. Coulter	64	2009	2013	Director	Compensation; Risk
John J. Crawford	67	1996	2014	Lead Director	Executive; Audit; Nominating and Corporate Governance (Chairman)
C. Michael Jacobi	69	1993	2014	Director	Compensation; Risk
Karen R. Osar	62	2006	2014	Director	Executive; Audit (Chair); Risk
Charles W. Shivery	66	2009	2013	Director	Executive; Compensation (Chairman)
James C. Smith	62	1986	2013	Chairman and Chief Executive Officer; Director	Executive (Chairman)

Joel S. Becker is Chairman and Chief Executive Officer of Torrington Supply Co., Inc., a Waterbury, Connecticut based wholesale distributor of plumbing, heating and industrial pipe valve and fitting supplies to contractors and industry. Mr. Becker is a member of the Nominating and Corporate Governance Committee and the Risk Committee.

Mr. Becker’s experience as Chairman and Chief Executive Officer of a local business in Webster’s market area combined with twenty-five years of experience on Webster’s Board gives him unique insight into Webster’s challenges, opportunities and operations. He also has extensive experience in public company executive compensation as a result of his over nine years of service as the Chairman of the Compensation Committee.

David A. Coulter is Vice Chairman at Warburg Pincus LLC, a global private equity firm headquartered in New York, New York. He previously held the position of Managing Director and Senior Advisor. From January 2001 to September 2005, he was Vice Chairman of JPMorgan Chase & Co. He is a director of MBIA, Inc. (NYSE:MBI), a publicly held financial guarantor insurance company headquartered in Armonk, New York, Sterling Financial Corporation (NASDAQ:STSA), headquartered in Spokane, Washington, and Strayer Education, Inc. (NASDAQ:STRA), a publicly held education services company headquartered in Arlington, Virginia. Mr. Coulter is a member of the Compensation Committee and the Risk Committee.

Mr. Coulter’s experiences as both a former Vice Chairman and Chairman and Chief Executive Officer of publicly traded financial services corporations, JP Morgan Chase and Bank of America, respectively, and his experience as a director of public and private companies, provides the Board with extensive executive experience with regard to matters of interest to financial institutions, including risk, compensation and corporate governance matters.

John J. Crawford is President of Strategem LLC, a New Haven, Connecticut based company which provides consulting services to the business and not-for-profit community on business and financial strategies. Mr. Crawford served as President, Chief Executive Officer and a director of Aristotle Corporation, a New Haven, Connecticut based education training company from October 1992 through December 2002. Mr. Crawford continued to serve on the Board of Directors of Aristotle Corporation until August 31, 2005. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. Mr. Crawford is Lead Director, Chairman of the Nominating and Corporate Governance Committee, and a member of the Audit Committee and the Executive Committee.

Mr. Crawford’s extensive executive and corporate governance experience as a former Chief Executive Officer of three companies, including a financial institution, and his fifteen plus years of service on Webster’s Board, including nine years as the Lead Director, provides him with a seasoned view of Webster’s operations and challenges.

Robert A. Finkenzeller is President of Eyelet Crafters, Inc., a Waterbury, Connecticut based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields. Mr. Finkenzeller has held this position since 1990. Mr. Finkenzeller is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Finkenzeller brings meaningful corporate governance experience to the Board having served as a member of the Audit, Compensation, Nominating and Corporate Governance and Risk Committees. Mr. Finkenzeller is an executive of a business based in Webster’s market area and has over twenty-five years of experience on Webster’s Board.

C. Michael Jacobi is President of Stable House 1, LLC, a Middlebury, Connecticut based company engaged in real estate development. Mr. Jacobi served from June 2001 to May 2005 as President, Chief Executive Officer and a director of Katy Industries, Inc., a publicly held company headquartered in Middlebury, Connecticut engaged in the design, manufacture and distribution of maintenance and electrical products. Mr. Jacobi is a certified public accountant. He is a director of Corrections Corporation of America (NYSE:CXW), a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and management of prisons for federal, state and local governments, a director and chairman of the board of Sturm Ruger & Co., Inc. (NYSE:RGR), a publicly held company headquartered in Southport, Connecticut engaged in manufacturing and distribution of consumer products, and a director of Kohlberg Capital Corporation (NASDAQ:KCAP), a publicly held company headquartered in New York, New York specializing in equity and debt investments in middle market companies. Mr. Jacobi is a member of the Compensation Committee and the Risk Committee.

Mr. Jacobi provides the Board with extensive experience and expertise in corporate finance and accounting as a Certified Public Accountant, having served as Chairman of the Audit Committee of Webster for many years. His former service as the Chief Executive Officer of a public company also brings strong executive experience to the Board.

Laurence C. Morse is the co-founder and Chief Executive Officer of Fairview Capital Partners, Inc. in West Hartford, Connecticut, an investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies. Mr. Morse is a director of the Institute of International

Education, and is a former director of Princeton University Investment Company and a former director and chairman of the National Association of Investment Companies, a private, not-for-profit trade association that represents 52 private equity and specialty finance investment firms. Mr. Morse is Chairman of the Risk Committee, and is a member of the Audit Committee and the Executive Committee.

Mr. Morse’s entire career has been spent in the investment management field, including as the co-founder and Chief Executive Officer of an investment management firm, which provides the Board with extensive knowledge of the capital markets and accounting issues. His experience has made him adept at performing rigorous risk assessments of managers and management teams, and assessing new technologies, products and services, business strategies, markets and industries.

Karen R. Osar was Executive Vice President and Chief Financial Officer of Chemtura Corporation (NYSE:CHMT), a specialty chemicals company headquartered in Middlebury, Connecticut from 2004 until her retirement in March 2007. From 1999 to April 2003, Ms. Osar served as Senior Vice President and Chief Financial Officer of Westvaco Corporation and Mead Westvaco Corporation. She is a director and audit committee chair of Innophos Holdings, Inc. (NASDAQ:IPHS), a publicly held specialty chemicals company headquartered in Cranbury, New Jersey, a director and audit committee member of Sappi Limited (NYSE:SPP), a publicly held company engaged in the production of coated fine paper and chemical cellulose, headquartered in Johannesburg, South Africa, and from 1999 through 2006 she served as a director and audit and finance committee chair of Allergan, Inc., a publicly held multi-specialty health care company focused on developing and commercializing pharmaceuticals. Ms. Osar is Chair of the Audit Committee and a member of the Executive Committee and the Risk Committee.

Ms. Osar’s experience as the former Chief Financial Officer of a public company, her previous corporate finance experience at JPMorgan Chase & Co. and her service as Chair of the Audit Committee for Webster and as the chair of the audit committee of another public company, provides the Board with strong corporate finance and accounting experience. Her Board committee service also provides corporate governance and executive compensation expertise.

Mark Pettie was Chairman and Chief Executive Officer of Prestige Brands Holdings, Inc. (NYSE:PBH), a publicly held company headquartered in Irvington, New York which develops, sells, distributes and markets over-the-counter drugs, household cleaning products and personal care items, from January 2007 until September 2009. Mr. Pettie was President of the Dairy Foods Group with ConAgra from 2005 to 2006. From 1981 to 2004, Mr. Pettie held various positions of increasing responsibility in marketing and finance at Kraft Foods and was named Executive Vice President and General Manager of Kraft Food’s Coffee Division in 2002. He is a member of the Audit Committee and the Compensation Committee.

Mr. Pettie’s experience as Chief Executive Officer of a public company brings strong executive experience to the Board, along with his expertise in finance and marketing. He also has extensive business and corporate governance experience as a director for both public and private companies.

Charles W. Shivery is Chairman, President and Chief Executive Officer of Northeast Utilities (NYSE: NU). He joined Northeast Utilities in 2002 and assumed his current position at Northeast Utilities on March 29, 2004 after holding previous posts with the company including interim president, president-Competitive Group of Northeast Utilities, and president and chief executive officer of NU Enterprises, Inc., the unregulated subsidiary of the Northeast Utilities system. Prior to that, he was co-president of the Constellation Energy Group, the parent company of Baltimore Gas & Electric and other energy related businesses. He is Chairman of the Compensation Committee and a member of the Executive Committee.

Mr. Shivery’s role as President and Chief Executive Officer of an energy company provides extensive experience managing a sizable, highly regulated business. Northeast Utilities conducts business in a large part of the region serviced by Webster, so certain variables impact both businesses similarly. Mr. Shivery also provides the Webster Board with corporate governance and executive compensation knowledge.

James C. Smith is Chairman and Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chief Executive Officer in 1987 and Chairman in 1995. Mr. Smith joined Webster Bank in 1975, and was elected President, Chief Operating Officer and a director of Webster Bank in 1982 and of Webster in 1986. Mr. Smith served as President of Webster and Webster Bank until 2000, and again from 2008 through 2011. Mr. Smith is a member of board of directors of the Financial Services Roundtable based in Washington, D.C. He is also co-chairman of the American Bankers Council (American Bankers Association Mid-Cap Banks) and serves on the executive committee of the Connecticut Bankers Association. He is a past member of the Federal Advisory Council, which advises the deliberations of the Federal Reserve Board of Governors, and served as a member of the board of directors of the Federal Reserve Bank of Boston for a three year term ending December 2010. He is a past member of the board of directors of the American Bankers Association and of the Federal Home Loan Bank of Boston. He is a director of Saint Mary’s Health System and the Palace Theater, both of Waterbury, Connecticut, and was a director of MacDermid, Incorporated (NYSE:MRD) until it was sold in June 2007. Mr. Smith is Chairman of the Executive Committee.

Mr. Smith’s position as Chairman and Chief Executive Officer of Webster and his day to day leadership of the Company provides him with thorough knowledge of Webster’s opportunities, challenges and operations. He also has extensive experience in banking.

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

CORPORATE GOVERNANCE

General

The business and affairs of Webster are managed under the direction of the Board of Directors (the “Board”). Members of the Board are kept informed of Webster’s business through discussions with the Chairman of the Board and Webster’s other executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Chairman of the Board and management of continuing educational programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program, which is designed to familiarize them with Webster’s business and operations and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.

Webster believes in the importance of sound and effective corporate governance. Over the years Webster has forged an explicit link between its corporate culture and corporate governance by identifying its core values, communicating them and living them every day. With uncompromising commitment to its core principles, Webster continues to add value for its customers, shareholders, employees and the communities it serves. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote this philosophy.

Board Leadership

At Webster, the roles of Chairman of the Board and principal executive officer are combined, both held by Mr. Smith. In addition, there is a lead independent director who is appointed in accordance with Webster’s Corporate Governance Policy, which provides that the Board shall appoint an independent director to serve as the Lead Director of the Board for a one-year term, or until a successor is appointed. The lead independent director presides over the executive sessions of independent directors and assists and advises the Chairman of the Board. During fiscal year 2011, Mr. Crawford served as the lead independent director. The Board believes that having a combined Chairman and principal executive officer, coupled with a lead independent director, is the most appropriate leadership structure for Webster, especially given Mr. Smith’s long service as Chief Executive

Officer and his extensive knowledge of the Company and its governance. This structure allows Board discussions regarding performance and strategic matters to be led by the person who oversees Webster’s strategy and operations and establishes a single voice to speak on behalf of Webster, while the lead independent director component of the structure provides independent leadership that mitigates any real or perceived conflicts of interest.

Director Independence

Pursuant to the New York Stock Exchange (“NYSE”) listing standards, Webster is required to have a majority of “independent directors” on its Board. In addition, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Company.

The Board, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other commercial, industrial, banking consulting, legal, accounting, charitable and legal relationships with Webster, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships” on page 40 of this Proxy Statement, and on discussions with the Board.

As a result of this evaluation, the Board affirmatively determined that each of Messrs. Becker, Coulter, Crawford, Finkenzeller, Jacobi, Morse, Pettie, Shivery and Ms. Osar is an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In connection with this evaluation, the Board considered that in addition to Webster providing lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business and without preferential terms or rates, some directors and their affiliated entities provide services to Webster in the ordinary course of business. In particular, the Board considered the following relationships:

•

Joel S. Becker is the co-owner of Nutmeg Road Associates, LLC, to which Webster had one business loan outstanding in 2011. The aggregate amount of interest and other fees paid by the entity in 2011 was below the thresholds contained in the NYSE rules regarding independence and the Board determined that this transaction was not material to Webster or such entity and would not impair Mr. Becker’s independence.

•

David A. Coulter was elected to the Board as a representative of Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”), a significant shareholder, in connection with its investment in Webster. Mr. Coulter also serves as the Vice Chairman of Warburg Pincus. Warburg Pincus’ ownership of Webster stock does not cause Mr. Coulter to fail to meet the independence standards contained in the NYSE rules and the Board determined that, because Mr. Coulter’s interests are generally aligned with those of other Webster shareholders, his service on the Board as a representative of Warburg Pincus and his employment as Vice Chairman of Warburg Pincus do not impair his independence.

•

John J. Crawford is Chairman of the Board of a nonprofit organization to which Webster Bank made a charitable contribution in 2011. The Board determined that the amount contributed by Webster Bank was not material and would not impair Mr. Crawford’s independence.

•

C. Michael Jacobi’s son, Gregory Jacobi, was employed by Webster Bank in 2011 as a Senior Vice President. Mr. Jacobi’s son’s employment position with Webster Bank does not violate the independence standards contained in the NYSE rules and the Board determined that this relationship is not material and would not impair Mr. Jacobi’s independence, in part because

Mr. Jacobi’s son is not an executive officer of Webster and his compensation and benefits were established in accordance with the compensation policies and practices applicable to Webster employees in comparable positions.

Mr. Smith is not considered independent because he is an executive officer of Webster and Webster Bank.

Executive Sessions of Independent Directors

In keeping with Webster’s Corporate Governance Policy, in 2011 the Board held two meetings that were limited to independent directors. The Lead Director presides over the executive sessions of independent directors.

Risk Oversight

The Board administers its risk oversight function primarily through the Risk Committee, which is described in more detail below. The Risk Committee meets frequently throughout the year and reports its findings to the full Board on an ongoing basis. In addition, the Compensation Committee and the Risk Committee review and assess risks as related to Webster’s compensation programs. Webster also has a Chief Risk Officer, Daniel H. Bley, who reports in that capacity to the Risk Committee, as well as two senior risk officers who report to the Chief Risk Officer.

Board and Committee Meetings

During 2011, Webster held ten meetings of its Board. Each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

Committees of the Board; Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board has established five standing committees. The standing committees are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Risk Committee. The Board has adopted a charter for each of these committees, as well as corporate governance guidelines that address the make-up and functioning of the Board and qualification guidelines for board members. The Board has also adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all employees, officers and directors. Each employee, officer and director participates in an annual training session that focuses on topics covered by our code of business conduct and ethics. The training reinforces our core values and our commitment to full compliance with applicable laws and regulations. You can find links to these materials on the Company’s website at: www.wbst.com.

You can also obtain a printed copy of any of the materials referred to above, without charge, by contacting us at the following address:

Webster Financial Corporation

145 Bank Street

Waterbury, Connecticut 06702

Attn: Harriet Munrett Wolfe, Esq.

Executive Vice President, General Counsel and Secretary

The Board has determined that all of the Directors who serve on the Audit, Compensation, and Nominating and Corporate Governance committees are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE. In addition, all of the Directors who serve on the Risk Committee are “independent.”

Audit Committee

The Board has appointed an Audit Committee that oversees the Company’s financial reporting process, the system of internal financial and accounting controls, the audit process, and compliance with applicable laws and regulations. The Audit Committee reviews the Company’s annual financial statements, including management’s discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of an independent registered public accounting firm and is responsible for the oversight of such firm. A copy of the Audit Committee’s charter is available on the Company’s website at: www.wbst.com. During 2011, the Audit Committee held five meetings. The members of the Audit Committee currently are Ms. Osar (Chair) and Messrs. Crawford, Finkenzeller, Morse and Pettie. Each of the members of the Audit Committee meets the independence requirements of the rules of the NYSE and applicable rules and regulations of the SEC. The Board has determined that each of the members of the Audit Committee is financially literate and that Ms. Osar and Mr. Crawford each qualify as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Board has appointed a Compensation Committee. During 2011, the Compensation Committee held nine meetings. Compensation Committee meetings are attended by Webster’s Chief Executive Officer (the “CEO”), other than while his compensation and benefits are discussed. For a description of the role of Webster’s CEO in determining or recommending the amount of compensation paid to our named executive officers during 2011, see “Compensation Discussion and Analysis.” The members of the Compensation Committee currently are Messrs. Shivery (Chairman), Coulter, Jacobi and Pettie. Each of the members of the Compensation Committee meets the independence requirements of the rules of the NYSE, and also serves as the Compensation Committee of the Company’s subsidiary, Webster Bank. A copy of the Compensation Committee’s charter is available on the Company’s website at: www.wbst.com. The Compensation Committee may delegate to its chairperson or any other Compensation Committee member such power and authority as the Compensation Committee deems appropriate, except such powers and authorities required by law to be exercised by the whole Compensation Committee or subcommittee thereof.

Pursuant to the Compensation Committee’s charter, among other responsibilities, the Committee is charged with annually reviewing and making recommendations to the Board with respect to the annual base salary, annual bonus arrangements, long-term incentive compensation and severance and/or change in control or similar agreements/provisions, if any, paid to the CEO; annually determining such compensation and benefits for the members of the Company’s Executive Management Committee other than the CEO; annually recommending to the Board the content of the annual performance evaluation for the CEO and reviewing performance evaluations for all members of the Executive Management Committee; administering and implementing the Company’s performance-based incentive plans; reviewing the talent management and succession planning processes to ensure that there is a pool of qualified candidates to fill future Executive Management Committee positions; and reviewing and assessing on a periodic basis the Company’s employee stock ownership guidelines.

For information on the role of compensation consultants determining or recommending the amount or form of executive or directors compensation, see “Compensation Discussion and Analysis – Role of Compensation Consultant.”

Executive Committee

The Board has appointed an Executive Committee that has responsibility for serving as an exploratory committee for mergers and acquisitions and to serve as an ad hoc committee as needed. The Executive Committee did not meet during 2011. The members of the Executive Committee are Messrs. Smith (Chairman), Crawford, Morse, Shivery and Ms. Osar.

Nominating and Corporate Governance Committee

The Board has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Company. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board and the shareholders. A copy of the Nominating and Corporate Governance Committee’s charter is available on the Company’s website at: www.wbst.com. During 2011, the Nominating and Corporate Governance Committee held two meetings. The members of the Nominating and Corporate Governance Committee are Messrs. Crawford (Chairman), Becker and Finkenzeller. Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the rules of the NYSE.

Risk Committee

The Board has appointed a Risk Committee whose primary function is to assist the Board in fulfilling its oversight responsibilities regarding the Company’s enterprise risk management, receiving information regarding the Company’s policies, procedures and practices relating to risk, and discussing material regulatory issues, compliance matters, and emerging risks to the Company. The Risk Committee also has responsibility for overseeing management’s monitoring of security issues. During 2011, the Risk Committee held eight meetings. The members of the Risk Committee are Messrs. Morse (Chairman), Becker, Coulter, Jacobi and Ms. Osar.

Director Qualifications and Nominations

The Board believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Company, and that directors should, at a minimum, possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the shareholders. Directors should also have an objective perspective and practical wisdom, and should be willing and able to devote the required amount of time to Webster’s business. These attributes are embodied in Webster’s Qualification Guidelines for Board Members, which specifies that diversity is one of the factors to be considered in deciding on nominations for directors.

When considering candidates for the Board, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	independence from management;
•	judgment, skill, integrity and reputation;
•	relevant specific industry experience;
•	age, gender and ethnic background;
•	current position with another business or entity;
•	potential conflicts of interests with other pursuits; and
•	existing ties to the Company’s and Bank’s markets.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of the Qualification Guidelines for Board Members periodically.

Webster’s Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 14, 2012 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 14, 2012. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of Webster’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Section 13 of Webster’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on Webster’s books, of such shareholder and (ii) the class and number of shares of Webster which are beneficially owned by such shareholder. In considering any nominees for directors recommended by a shareholder, the Nominating and Corporate Governance Committee considers, among other things, the same factors set forth above.

Compensation of Directors

The following table summarizes the compensation paid to Webster’s non-employee directors during 2011. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries. Beyond these and other standard arrangements described below, no other compensation was paid to any such director.

	Fees Earned or	Fees Earned or	Fees Earned or	Fees Earned or	Fees Earned or
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)

Joel S. Becker	55,000	60,245	—	762.88	116,008

David A. Coulter	57,100	60,245	—	762.88	118,108

John J. Crawford	84,800	60,245	—	762.88	145,808

Robert A. Finkenzeller	52,200	60,245	—	762.88	113,208

C. Michael Jacobi	52,600	60,245	—	762.88	113,608

Laurence C. Morse	63,400	60,245	—	762.88	124,408

Karen R. Osar	69,600	60,245	—	762.88	130,608

Mark Pettie	57,600	60,245	—	762.88	118,608

Charles W. Shivery	59,900	60,245	—	762.88	120,908

(1)	Includes meeting fees, fees paid to Mr. Crawford as Lead Director and committee chairman, to Messrs. Morse, Shivery and Ms. Osar as committee chairs and the $32,000 annual retainer fee.

(2)

The amounts in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of the restricted shares awarded to Ms. Osar and Messrs. Becker, Coulter, Crawford, Finkenzeller, Jacobi, Morse, Pettie and Shivery in 2011 was $21.57 per share. The assumptions used to calculate the amount recognized for these stock awards are set forth in footnote 19 to Webster’s audited financial statements contained in Webster’s Form 10-K for the year ended December 31, 2011. As of December 31, 2011, Ms. Osar and Messrs. Becker, Coulter, Crawford, Finkenzeller, Jacobi, Morse, Pettie and Shivery had 4,756 unvested restricted shares from the annual equity grants of 2010 and 2011.

(3)	No stock options were granted to non-employee directors in 2011. As of December 31, 2011, each director had the following number of options outstanding, all of which are currently exercisable:

Mr. Becker, 62,528; Mr. Coulter, 12,000; Mr. Crawford, 62,528; Mr. Finkenzeller, 62,528; Mr. Jacobi, 62,528; Mr. Morse, 54,528; Ms. Osar, 46,528; Mr. Pettie, 25,423; and Mr. Shivery, 13,274.

(4)	Reflects the dollar amount of dividends paid on unvested restricted stock for the fiscal year ended December 31, 2011.

Webster uses a combination of cash and restricted stock to attract and retain qualified candidates to serve on the Board. Webster targets director compensation to be at the median for its peer group (as described in “Compensation Discussion and Analysis” below), with the opportunity to earn significantly more based on Webster’s total shareholder return. Stock ownership guidelines have also been established for directors to closely align directors’ interests with those of Webster’s shareholders.

During 2011, each non-employee director of Webster received an annual retainer of $32,000. In addition, non-employee directors of Webster received 2,793 shares of restricted stock, which vest incrementally over three years.

In addition, except as set forth below, each non-employee director received $1,200 for each Webster or Webster Bank Board meeting attended, $1,200 for each committee meeting attended, and $600 for each telephonic Webster or Webster Bank Board and committee meeting called by either Webster or Webster Bank. Each non-employee director of both Webster and Webster Bank received a total of $2,000 for separate board meetings of Webster and Webster Bank that were held on the same day. Non-employee directors receive $1,000 for a committee meeting if it is held on the same day as a Board meeting and $1,000 for a second committee meeting if more than one committee meeting is held on the same day. Webster also reimburses directors for reasonable travel expenses incurred in connection with attending off-site Board meetings (including the travel expenses of spouses if they are specifically invited to attend).

In 2011, the Lead Director received an additional annual retainer of $22,500. The Chairman of the Audit Committee received an annual additional retainer of $15,000, the Chairman of the Compensation Committee and the Chairman of the Risk Committee received additional annual retainers of $10,000 and the Chairman of the Nominating and Corporate Governance Committee received an additional annual retainer of $7,500.

Directors are eligible to participate in Webster Bank’s non-qualified deferred compensation plan. Directors may elect to defer up to 100% of their cash directors’ fees. Deferral accounts are indexed to net rates of return in mutual fund portfolios chosen by each director. Deferred amounts are credited by Fidelity Investments to accounts for each director. Such accounts, plus accrued interest, are payable upon death, disability, or termination of service as a director or a specified date that is at least five years from the year of deferral (as elected by the director at the time of deferral). Distribution elections may be paid in a lump sum or in ten annual installments, at the election of the director, except in the case of disability, where lump sum distribution is required.

Our stock ownership guidelines require non-employee directors to own Webster Common Stock with a market value equal to at least $100,000. Non-employee directors who do not meet the guidelines agree to hold all long-term incentives which include vested restricted stock and exercised stock options (net of exercise price and taxes) until they achieve the required ownership threshold of Webster Common Stock.

Communications with Directors

The Company’s shareholders and other interested persons who want to communicate with the Board of Directors, any individual Director, the Lead Director, the non-management directors as a group or any other group of directors, can write to:

[Name of Director or Directors]

c/o Lead Director of the Board of Directors

Webster Financial Corporation

P.O. Box 1074

754 Chapel Street

New Haven, Connecticut 06510

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the intended recipient(s) or the full Board, as appropriate.

Director Attendance at Annual Meetings

Webster typically schedules a meeting of the Board of Directors in conjunction with the annual meeting and expects that the Board of Directors will attend the annual meeting, absent a valid reason, such as a previously scheduled conflict. Last year all of the individuals then serving as directors attended the annual meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Named Executive Officers of Webster Financial Corporation

The following table sets forth information regarding the named executive officers (“NEOs”) of Webster Financial Corporation at December 31, 2011.

Name	Age as of December 31, 2011	Positions with Webster and Webster Bank
James C. Smith	62	Chairman, Chief Executive Officer and Director

Gerald P. Plush	53	President and Chief Operating Officer and Director of Webster Bank[1]

Glenn I. MacInnes	50	Executive Vice President and Chief Financial Officer[2]

Joseph J. Savage	59	Executive Vice President, Commercial Banking

Jeffrey N. Brown	54	Executive Vice President, Human Resources, Marketing and Communications

1

Mr. Plush was appointed President and Chief Operating Officer of Webster and Webster Bank, and a Director of Webster Bank, on December 13, 2011. During 2010, Mr. Plush served as Senior Executive Vice President and Chief Financial Officer of Webster and Webster Bank. On January 5, 2011, he was appointed Vice Chairman and Chief Operating Officer. Mr. Plush continued to serve as Chief Financial Officer of Webster and Webster Bank until May 31, 2011.

2	Mr. MacInnes was appointed Executive Vice President and Chief Financial Officer effective May 31, 2011.

Provided below is biographical information for each of Webster’s NEOs, other than Mr. Smith. For information regarding Mr. Smith, see “Election of Directors-Information as to Nominees and Other Directors.”

Gerald P. Plush is President, Chief Operating Officer of Webster and Webster Bank, and a director of Webster Bank. Mr. Plush joined Webster in July 2006 as Executive Vice President and Chief Financial Officer and was promoted to Senior Executive Vice President in July 2007. He was elected Chief Risk Officer in July 2008 and served in this role until August 2010. Mr. Plush was promoted to Vice Chairman and Chief Operating Officer on January 5, 2011 and was promoted to President and elected to the board of directors of Webster Bank on December 13, 2011. He serves as Chairman of Webster’s Enterprise Risk Management Committee. Prior to joining Webster, Mr. Plush was employed at MBNA America in Wilmington, Delaware. In his most recent position with MBNA, he was Senior Executive Vice President and Managing Director of Corporate Development and Acquisitions. Prior to this position, Mr. Plush was Senior Executive Vice President and Chief Financial Officer of MBNA’s North American Operations, and prior to that he was Senior Executive Vice President and Chief Financial Officer of U.S. Credit Card. Mr. Plush serves on the executive committee and the board of directors of Junior Achievement of Southwest New England, Inc.

Glenn I. MacInnes is Executive Vice President and Chief Financial Officer of Webster and Webster Bank. He oversees accounting and tax, treasury, corporate and business finance planning, procurement and investor relations units. Before joining Webster in 2011, Mr. MacInnes was Chief Financial Officer at New Alliance Bancshares. Prior to that, he worked for 11 years at Citigroup in a series of positions including deputy CFO for Citibank North America and CFO of Citibank (West) FSB.

Joseph J. Savage is Executive Vice President of Webster and Executive Vice President, Commercial Banking for Webster Bank. He joined Webster in April 2002. Prior to joining Webster, Mr. Savage was Executive Vice President of the Communications and Energy Banking Group for CoBank in Denver, Colorado from 1996 to April 2002. Mr. Savage serves as a director of the Hartford Metro Alliance, the Connecticut Technology Council and the Travelers Championship Committee.

Jeffrey N. Brown is Executive Vice President of Human Resources, Marketing and Communications of Webster and Webster Bank. Mr. Brown was elected to this position in December 2011. Mr. Brown joined Webster in 1996 as Executive Vice President of Marketing and Communications for Webster Bank and assumed responsibility for strategic planning in 1997 until January 2010. He was elected Executive Vice President of Marketing and Communications for the holding company in March 2004. In July 2007, he was elected Chief Administrative Officer of both Webster and Webster Bank. Mr. Brown serves on the board of directors of the Bushnell Center for the Performing Arts and the Wadsworth Atheneum, both in Hartford, Connecticut. He is also a member of the Executive Committee of the World Affairs Council of Connecticut, a member of the board of directors for the Eastern Connecticut State University Foundation and President of the Harold Webster Smith Foundation.

Compensation Committee Report

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2011 fiscal year, and the Board has approved the recommendation.

Compensation Committee

Charles W. Shivery (Chairman)

David A. Coulter

C. Michael Jacobi

Mark Pettie

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) discusses in detail the 2011 compensation program for the Company’s named executive officers (“NEOs”). The Compensation Committee (“Committee”) recommends the compensation for the CEO to the full board and sets the compensation for Webster’s other NEOs. In addition to the NEOs, all members of the Executive Management Committee are compensated under this program.

At the annual meeting of shareholders held on April 28, 2011, Webster held an advisory vote on executive compensation. Although the vote was non-binding, the Committee has considered and will continue to consider the outcome of the vote when determining compensation policies and setting NEO compensation. Approximately 94% of the shares of Webster Common Stock that were voted on the proposal were voted for the approval of the compensation of the NEOs as discussed in Webster’s 2011 proxy statements. The Committee believes that the results of this advisory vote show especially strong support for Webster’s compensation policies and procedures.

Objectives of Compensation Program

Webster’s executive compensation program is designed to attract, retain and motivate highly qualified executives and to reward actions and results that the Committee and Board of Directors believe will increase economic profits and maximize shareholder return. Special attention is given to ensuring that compensation plans do not encourage NEOs and other executive officers to take unnecessary or excessive risks.

Webster’s compensation program closely aligns total compensation with achievement of Webster’s strategic and financial goals. A meaningful portion of total compensation is tied to future shareholder return thereby rewarding NEOs for pursuing strategies that increase economic profits over time.

The compensation program has three primary components:

•

Equity-Based—A substantial portion of the total compensation opportunity is equity-based and is highly dependent on the Company’s return on equity and Total Shareholder Return (“TSR”) over a three-year period.

•

Performance—Based—A majority of total compensation is intended to be variable based on the Company’s success in achieving predetermined strategic and financial goals and its performance relative to its Compensation Peer Group (“Peer Group”).

•

Competitive—Total compensation opportunities should be competitive, thus enabling Webster to attract and retain highly qualified NEOs who will be motivated to achieve Webster’s strategic and financial goals.

Setting 2011 Compensation

In April 2011 the Committee reviewed all elements of compensation for NEOs and approved a new compensation structure consistent with the objectives outlined above. The approved design comprises base salary, annual incentive and long term incentive (“LTI”). The annual incentive rewards current year performance, while the long term equity-based incentive grant aligns the NEOs’ interests with the long term goals and performance of the Company. The long term incentive grant, which comprises a 60/40 mix of performance-based shares and stock options, is based in part on NEOs’ prior year performance and does not consider current year performance. Performance shares have a three-year cliff vesting and stock options have a three-year vesting of one-third on each anniversary.

In accordance with the new structure, LTI grants are made to the CEO based on his target LTI and for the other NEOs from a pool that is determined by the sum of the NEOs’ collective target LTI. The LTI targets are listed in the “Components of Total Direct Compensation at Target” table on page 18. The Committee may increase or decrease the CEO’s LTI or the NEOs’ pool based on a variety of factors including the Company’s prior year performance against strategic and financial goals. The Committee will determine the recommended grant for the CEO and will consider the CEO’s recommendation for the other officers. The February 2012 LTI grants were made in accordance with the new structure and are shown in a non-required table on page 25 for the purpose of setting forth clearly the compensation earned for 2011 performance.

The February 2011 LTI grants were based in part on 2010 performance and did not consider 2011 performance. The grants were made in the form of time-vested restricted stock under Webster’s previous compensation program, and were awarded in a range of 80-120% of the NEOs’ LTI targets. The grants are described in detail beginning on page 24 and are included in the required 2011 summary compensation tables.

For 2011, the Committee approved total compensation for NEOs that is generally higher than total compensation for 2010, given the significant improvement in financial and credit-related results, measureable progress toward achieving strategic goals, and improved performance relative to Webster’s Peer Group.

The Committee intends that total compensation should be commensurate with that at like institutions with similar performance. In determining total direct compensation, the Committee noted that Webster improved its performance as compared to its Peer Group and that Webster’s TSR over the past three year period achieved the 90th percentile within the KBW Regional Bank Index ( “KRX”).

Compensation Consultant

In carrying out its responsibilities, the Committee engages McLagan, an independent compensation consultant, to offer market perspectives on annual pay, current executive compensation trends and compensation programs currently in place at Webster. The consultant also provides insight into regulatory issues affecting compensation. The Committee has the authority to hire and terminate the consultant and determine the nature and scope of the consultant’s assignments. The Committee has engaged McLagan since June 2010.

McLagan provided the Committee ongoing insights relating to trends in executive compensation in the banking sector. At the direction of the Committee, McLagan reviewed all elements of compensation for the NEOs and made recommendations with regard to plan design. McLagan reviewed management’s proposals to the Committee regarding 2011 executive compensation and also presented an analysis of Webster’s 2011 performance relative to the Peer Group as an additional point of reference. McLagan attended all Committee meetings and in each one of those meetings had the opportunity to meet with the Committee in executive session. The Committee weighs the consultant’s perspective as part of its decision making process. The Committee communicates compensation decisions directly to management. McLagan did not determine the amount or form of compensation paid to Webster’s executive officers or directors during 2011.

Compensation Peer Group

The Committee regularly uses proxy information for the Peer Group to review annually the compensation of Webster’s NEOs relative to comparable positions. This review is supplemented by available market survey data. The Committee may also use comparisons to the Peer Group to consider market practices in other areas relevant to the scope of the NEOs’ responsibilities. This may include, for example, change-in-control provisions and stock ownership guidelines.

In 2011, the Committee considered actual and, where available, target compensation data from the Peer Group. This data was presented by McLagan and contributed to an assessment of the competitiveness of actual and target pay for Webster NEOs.

The Committee reviews the composition of the Peer Group annually with the assistance of McLagan with the objective of maintaining a group of peer banks that individually and collectively represent suitable comparators for compensation-related analyses. Suitability is defined using a number of factors, including size, scope, business mix and geographic focus. Scope measures include total assets, net revenue, market capitalization and number of employees. Business mix is reflected by an analysis of loan composition (consumer, real estate, commercial and construction) and revenue composition (sources and proportion of net interest income and non-interest income). Banks with a geographic focus outside the continental United States are excluded regardless of the appropriateness of their scope and business mix. The Committee identified the 13 companies listed below as the Peer Group for 2011:

Associated Banc-Corp	Fulton Financial Corporation
BancorpSouth, Inc.	People’s United Financial, Inc.
BOK Financial Corporation	Susquehanna Bankshares, Inc.
City National Corporation	Synovus Financial Corporation
Commerce Bancshares, Inc.	TCF Financial Corporation
Cullen/Frost Bankers, Inc.	Valley National Bancorp
First Niagara Financial Group, Inc.

Elements of 2011 Compensation

Webster’s compensation program has three basic elements: a fixed base salary, a variable annual cash incentive and a variable equity-based long term incentive. All elements of compensation are reviewed annually, both separately and in aggregate by the Committee to ensure that the total amount of compensation is within appropriate competitive parameters based on data from independent sources and based on the performance of the Company and NEOs. The program is intended to provide NEOs with a compensation opportunity commensurate with persons with similar duties and responsibilities at other financial institutions with comparable performance. In determining levels of NEOs’ overall compensation, the Committee also considers the qualifications and experience of the respective officer, Webster’s size and complexity of operations and, to a certain extent, the compensation paid to other persons employed by the Company. The Committee uses external data as input for the Committee’s analysis and to obtain a general understanding of current compensation practices rather than strict rules for establishing compensation. A large portion of pay is tied to strategic and financial performance and other goals believed to be related to increasing shareholder value over the long term. Consequently, actual compensation received will vary from targeted compensation.

In early 2011, the Committee engaged McLagan to provide an analysis of Webster’s total compensation as well as the individual components compared to the Peer Group and McLagan’s 2010 Top Management Survey. This data contributed to an assessment of the competitiveness of actual and target pay for Webster’s NEOs. Based on the findings, the Committee set the components of pay and weight of each component creating a structure that reflects the company’s objectives for compensation outlined above while allowing individual variations based on job scope, tenure, retention risk, and other factors relevant to the Committee.

The chart below breaks down total compensation by element as well as the weight and target of each component by NEO for the program approved in April 2011.

Components of Total Direct Compensation at Target

	Salary		Annual Incentive Target		Total Cash Compensation Target		Long Term Incentive 60% Performance Shares; 40% Stock Options Target		Total Direct Compensation Target

James Smith Chairman and CEO	$879,800	26%	$879,800	26%	$1,759,600	52%	$1,624,246	48%	$3,383,846	100%

Gerald Plush President and COO	$535,000	35%	$382,143	25%	$917,143	60%	$611,429	40%	$1,528,571	100%

Glenn MacInnes EVP and CFO	$400,000	40%	$250,000	25%	$650,000	65%	$350,000	35%	$1,000,000	100%

Joseph Savage EVP, Commercial Banking	$330,500	40%	$214,825	26%	$545,325	66%	$280,925	34%	$826,250	100%

Jeffrey Brown EVP, HR, Marketing & Communications	$324,000	41%	$211,235	27%	$535,235	67%	$258,882	33%	$794,118	100%

Please note that the February 2011 LTI grants based on 2010 performance and reported in the required Summary Compensation Table on page 30 were made prior to the program approved in April 2011, and were therefore made entirely in the form of time vesting restricted shares. LTI grants made in February 2012 based on 2011 performance and reported in the non-required table on page 25 reflect the mix and the targets in the table above.

Salary

Annual salary is the only fixed component of Webster’s executive compensation program. In setting the salary, the Committee looks at current pay practices, Peer Group comparisons and general market analysis in consultation with its compensation consultant, McLagan. The Committee then establishes salaries that are competitive to our peer group for similar positions. The salaries are reviewed on an annual basis by the Committee.

In the case of a change in role, an officer’s new responsibilities, external pay practices, internal equity, past performance and experience are all considered in determining whether a change in salary is warranted.

Prior to the April 2011 adoption of the new compensation structure, NEOs received a portion of their salaries in the form of Webster stock. The stock-based salary program was discontinued in April 2011, and the NEOs’ salaries were reduced by the amount they had been receiving in salary stock.

As part of the Committee’s annual salary review, salaries were determined to be competitive when compared with the actual proxy data of the Peer Group and benchmark survey information. None of the NEOs received a merit increase or adjustment to base salary as a result of this review. Mr. Plush’s salary was increased in 2011 from $500,000 to $535,000 to reflect his additional responsibilities relative to his appointment as Chief Operating Officer.

Annual Incentive Compensation – Plan Overview

Annual incentive compensation is variable based on performance and ties a significant portion of the NEOs’ compensation to achievement of the Company’s annual strategic and financial goals. Measurements for the plan are approved annually by the Committee. For 2011, target incentives were set for each of the NEOs between 25% and 27% of total compensation. The plan is designed so that the weighted average performance for the financial measures must exceed a predetermined threshold before a payout can be made.

The plan is structured to include three Primary Components: the financial and strategic performance of the Company, which also considers performance relative to the Peer Group (the Corporate Component); each NEOs’ individual performance (the Individual Component); and, for each line of business head, the performance of the line of business against plan (the Line of Business Component). Measures are set for each of these three components with the mix and weight differing based on each officer’s responsibilities.

The Corporate Component is determined by scoring performance against five pre-established financial measures. Each measure is weighted based on relative importance and then the measures are totaled to determine a weighted score. Adjustments to this score may then be made based on the Committee’s assessment of the measurable progress against the Company’s stated strategic objectives and its performance against key metrics relative to its Peer Group.

The Individual Component is determined based on an assessment of each NEO’s individual performance measured against specific performance objectives.

The Line of Business Component is determined based on the financial and operating results of the line of business against its goals for the year and an assessment of results against strategic objectives. The program dictates that the Line of Business Component is not scored unless the Corporate Component is scored at or above its threshold payout level. Mr. Savage, Webster’s Executive Vice President, Commercial Banking, is the only line of business head among the NEOs.

The three Primary Components are weighted based on each NEO’s respective responsibilities. The CEO and other corporate officers’ incentives are weighted 80% on the Corporate Component and 20% on the Individual Component. As a line of business head, Mr. Savage’s incentive is weighted 40% on the Corporate Component, 20% on the Individual Component and 40% on the Line of Business Component. The weighting of the Primary Components is shown in the chart below:

Weight of Primary Components

	Corporate	Individual	Line of Business

James C. Smith, Chairman and CEO	80%	20%	0%

Gerald P. Plush, President and COO	80%	20%	0%

Glenn I. MacInnes, EVP and CFO	80%	20%	0%

Joseph J. Savage, EVP, Commercial	40%	20%	40%

Jeffrey N. Brown, EVP, HR, Marketing and Communications	80%	20%	0%

Note: The Corporate Component must achieve a payout before the Line of Business Component will be paid out.

Annual Incentive Scoring

Corporate Component: The Corporate Component is determined by calculating a weighted performance score against five pre-established financial measures (Financial Performance). The resulting score may then be modified up or down at the Committee’s discretion by up to 30% of target based on performance relative to stated strategic goals and as compared to Webster’s Peer Group. The Committee has discretion to make adjustments for extraordinary, unusual or non-recurring items. Scores below 80 on an individual goal are reduced to zero and a total weighted score below 90 on the five goals in the aggregate earns no payout.

Webster achieved target or better on four of the five financial goals. Based on the CEO’s recommendation and the Committee’s concurrence, the Committee exercised its discretion to adjust three of the five financial measures taking into account non-recurring conditions and circumstances that favorably affected the Company’s results. All of these adjustments had the effect of lowering the Corporate Component score.

With regard to the adjustments, total revenues were adjusted downward to neutralize the positive impact of the one quarter delay in the implementation of the Durbin amendment. Non-interest income was adjusted downward by $2.0 million to neutralize the impact of non-recurring gain on sale of investments. Three adjustments were made to the Non Performing Assets (“NPA”)/Assets metric: year-end projected NPAs were adjusted upward by $40 million to offset to positive effect of an opening balance of NPAs lower than plan; year-end projected NPAs assets were adjusted upward by $2.5 million to neutralize the positive effect of write downs against other real estate owned that were higher than plan; and average earning assets were reduced by $275 million to adjust for the effect of higher securities balances than planned.

The weighted Corporate Component rating generates a potential payout of 0-200% of target. A score of 100 would pay out at target. Each point below 100 reduces the payout by 5% down to the threshold score of 90 which generates a payout of 50% of target, below which no incentive is earned. Each point above 100 adds 10% with a maximum payout of 200% of target for a score of 110. The chart below shows the adjusted Financial Performance.

Corporate Component—Financial Performance

Financial Metric	Target	Actual	Weight	Score	Payout

Pre-Tax, Pre-Provision Income	207.30	224.10	40%	102.34	40.9

Non-Performing Assets/Assets	1.36%	1.28%	20%	102.29	20.5

Efficiency Ratio	67.35%	65.45%	15%	102.76	15.4

Non-Interest Margin	3.29%	3.47%	15%	108.50	16.3

Non-Interest Income	174.40	171.30	10%	98.00	9.8

TOTAL			100%		102.9

The Committee has discretion to adjust the weighted Financial Performance score within the Corporate Component by plus or minus three points (30% of target) based on Webster’s strategic performance against the objectives set forth in the strategic plan. In conducting its review the Committee noted Webster’s strong progress in growing transaction balances, meaningfully expediting problem asset resolution and improving service scores. Also noted was the shortfall in earning asset growth due to higher than anticipated loan prepayments. Based on its review the Committee made an adjustment to add 0.6 points (6%) to the weighted rating. The 2011 strategic measurements are summarized in the chart below.

2011 Adjusted Corporate Performance—Strategic Results

	Target	Weight	Actual	Score	Weighted Score
Grow transaction account balances
Transaction account balances (EOP)	$4,798.0	20.0%	$5,052.0	105.3%	21.1%
Grow loans
Loan balances (EOP)	$11,506.0	20.0%	$11,225.0	97.6%	19.5%
Expedite problem asset resolution
Non-performing assets (EOP)	$252.8	15.0%	$193.0	131.0%	19.6%
Increase non-interest income
Non-interest income	$174.4	15.0%	$171.3	98.2%	14.7%
Optimize expenses
Expenses	$512.3	15.0%	$511.0	99.7%	15.0%
Improve service delivery and customer satisfaction
Internal CSAT Customer Satisfaction survey	88%	15.0%	91%	103.1%	15.5%
TOTAL		100%			105.4%

The Committee also has discretion to adjust the weighted score within the Corporate Component by plus or minus three points (30% of target) based on Webster’s performance relative to its Peer Group. The Committee assesses Webster’s performance relative to its Peer Group against a set of 10 predetermined measures. Webster demonstrated meaningful improvement on several performance measures relative to peers in 2011 including return on average equity and return on average assets. Given that Webster’s improved returns on average equity and assets were only slightly better than the median for the Peer Group, the Committee determined that no adjustment was appropriate. The table below shows Webster’s performance relative to the Peer Group:

2011 Performance Relative to Peer Group
	Webster 2011 Results	Webster 2010 % Rank	Webster 2011 % Rank	% Difference
Net-Interest Margin (%)	3.46	21	23	2
Efficiency Ratio	65.77	14	23	9
Non-Interest Income/Operating Revenue (%)	23.50	43	23	-20
Interest Earning Assets Growth YOY Growth (%)	1.64	43	38	-5
Net-Interest Bearing Deposits YOY Growth (%)	11.58	92	38	-54
NPA/Assets (%)	1.04	50	69	19
Reserves/NPA’s (%)	1.20	93	85	-8
NCO/Loans (%)	1.00	43	46	3
Reserves/Loans (%)	2.07	79	54	-25
Return on Average Assets (%)	0.84	43	62	19
Return on Average Equity (%)	8.20	43	62	19

Final Corporate Component: The adjusted Financial Performance produced a weighted score of 102.9 which translates to an incentive payout of 129% of target. Based on the Committee’s assessment of the progress against stated strategic objectives (0.6 point favorable adjustment) and Webster’s performance relative to its Peer Group (no adjustment), a total of 0.6 points (equal to 6% of target) were added, bringing the total Corporate Component score to 103.5, which equates to a payout of 135% of target for the portion of the annual incentive based on the Corporate Component.

Individual Component: The Individual Component score accounts for 20% of the total target bonus for each NEO. The Individual Component is determined through the annual review process as part of the Company-wide performance management process. Each NEO is evaluated based on achievement of individual performance objectives. The Committee evaluates the CEO, and the CEO evaluates the other NEOs in consultation with the Committee. The chart below lists the individual component scores for each NEO and summarizes each NEOs’ performance:

Name and Principal Position	STI Individual Component Score
James C. Smith Chairman and Chief Executive Officer	135%	Mr. Smith led a year of solid improvement in financial results and strategic progress, both of which exceeded plan. Results included higher net income and EPS, capital strength, revenue growth, loan growth due to significantly higher loan originations, strong credit quality performance, positive operating leverage, enhanced risk management, meaningful progress in expense reduction and continuing strong employee engagement. Webster’s return on average equity improved to exceed the median for its Compensation Peer Group. Mr. Smith effectively guided the formulation and implementation of Webster’s strategic plan, including the allocation of capital and other resources. The CEO excelled at communicating Webster’s commitment to operating as a community-focused, values driven organization for which Webster was widely recognized in 2011.
Gerald P. Plush President and Chief Operating Officer	150%	Mr. Plush performed his responsibilities well following his promotion to Chief Operating Officer. He formulated and implemented the plans that drove the significant improvement in asset quality. He led the continued strengthening of Webster’s risk management infrastructure, including introducing a new risk framework to define, classify and mitigate risk in all business areas. He recruited and developed a strong successor chief financial officer. He led the strategic planning process, assisted the CEO in setting strategy for the Company and participated in a leadership role in the allocation of capital and other resources. He led the reconfiguration of support services at Webster and provided strong leadership in Webster’s Pathway to 60% Efficiency Ratio initiative. In addition, Mr. Plush has actively and effectively communicated with investors and analysts.
Glenn I. MacInnes Executive Vice President and Chief Financial Officer	125%	Upon joining Webster in May 2011, Mr. MacInnes assumed responsibility for all areas of accounting, financial planning & reporting, tax accounting, treasury and procurement. He streamlined and standardized reporting of financial performance, implemented guidance for expense and revenue items as part of the Pathway to 60% Efficiency Ratio initiative and oversaw the development of the annual and three-year financial plan.
Joseph J. Savage Executive Vice President, Commercial Banking	135%	Mr. Savage led the Commercial Banking segment in achieving its 2011 business goals and exceeded revenue and income targets. Strong growth was achieved in middle market banking and commercial real estate lending throughout the seven regions in Webster’s footprint. He oversaw an expansion in government and not-for-profit banking. Mr. Savage led the restructuring of Webster Capital Finance including a reduction in geographic scope. He oversaw the successful modification of Webster Business Credit Corporation’s asset-based lending business plan. He introduced new product strategies and pricing for cash management.
Jeffrey N. Brown Executive Vice President, Human Resources, Marketing and Communications	120%	Mr. Brown served as EVP and Chief Administrative Officer for 2011. He led the Shared Services organization in the advancement of over 75 major projects. He implemented critical metrics management, including detailed reporting standards for productivity, production and service delivery across the shared services organization, including information technology, bank operations, corporate real estate, public affairs, cash management services and human resources. He assisted the CEO and the Compensation Committee in restructuring the Company’s compensation programs to better reward the performances required to achieve Webster’s strategic and financial goals. Mr. Brown helped coordinate the development and lead the implementation of the Pathway to 60% Efficiency Ratio initiative.

Line of Business Component: Given his responsibilities as head of Webster’s Commercial Bank business segment, 40% of Mr. Savage’s target bonus is payable based on the financial and operating results of his line of business and on results relative to its strategic initiatives. 40% of Mr. Savage’s annual incentive target is based on this component.

The Commercial Bank registered meaningful improvement in financial and operating performance fueled by growth in the loan portfolio of 5%, $1.5 billion in new loan originations, strong pricing discipline that expanded spreads, increased fee revenue and significant improvement in credit quality. Revenue grew 13% and loan spreads increased 11% year over year, while deposit costs improved 16 basis points and non-performing loans declined by 49%, and charge-offs declined by 22%. Strategic contributions included: growth of middle market banking activity, with particular strength in the Boston market, strong growth in transaction account balances for across the Commercial Bank including government / institutional customers, and better cash management product offerings.

Final Tabulation of Annual Incentive Compensation: The Primary Component scores for each NEO are added together and multiplied by each s’ target annual incentive to determine each NEO’s annual incentive. The Committee retains discretion to adjust the CEO’s annual incentive and, in consultation with the CEO, the annual incentives for the other NEOs. There were no such adjustments for 2011. The final tabulations for annual incentive compensation are set forth below:

Annual Incentive Compensation

	Annual Incentive Target $	Corporate Component @135% Weighted Score	Line of Business Weighted Score (if applicable)	Individual Weighted Score (includes risk adj. if applicable)	Total Weighted Score	Annual Incentive Earned **	Annual Incentive Adjusted for Salary Stock

James C. Smith	$879,800	108%		27%	135%	$1,187,730	$896,245

Gerald P. Plush	$374,500	108%		30%	138%	$516,810	$420,300

Glenn I. MacInnes *	$250,000	108%		25%	133%	$275,000	$275,000

Joseph J. Savage	$214,825	54%	48.8%	25%	128%	$274,439	$226,164

Jeffrey N. Brown	$210,600	108%		23%	131%	$275,886	$226,648

*	Adjusted based on mid year hire date.
**	Amounts scored by formula prior to reduction for amounts paid in salary stock.

Webster participated in the U.S. Treasury’s Capital Purchase Program (“CPP”) from 2008 until December 2010, during which time the Company implemented a salary stock program consistent with U.S. Treasury guidance. Following Webster’s redemption in full of its outstanding preferred stock under the CPP, the salary stock program was suspended in April 2011, when the Committee approved the new compensation structure. The Committee determined at that time that the NEOs’ annual incentive payments would be reduced by the value of the salary stock received in 2011. The reductions amount to $291,485 for Mr. Smith, $96,510 for Mr. Plush, $48,275 for Mr. Savage, and $49,238 for Mr. Brown.

Long Term Incentive Grants

Webster grants long-term equity awards to reward performance that increases economic profits and maximizes shareholder value over time.

LTI grants made in February 2012 were based in part on NEOs’ 2011 performance. These LTI grants are shown in a non-required table on page 25 for the purpose of setting forth clearly the compensation earned for 2011 performance. In accordance with the new structure approved in April 2011, the February 2012 LTI grants were made in a range of 90-110% of the NEOs’ LTI targets depending on each NEO’s 2011 performance. The Committee approved grants at 100% of target for Mr. Smith and, based on Mr. Smith’s recommendation, at 110% of target for Mr. Plush and Mr. Savage, and at 100% of target for Mr. MacInnes and Mr. Brown. The LTI grants at 110% of target for Messrs. Plush and Savage were driven by, in Mr. Plush’s case, his overall strong performance in 2011 as Chief Operating Officer; and, in Mr. Savage’s case, the significantly improved financial performance and the strategic progress recorded by the Commercial Bank business segment. The vesting criteria for the performance share portion of the 2012 LTI grants are based equally on performance against two metrics over the three-year cliff vesting period: (i) return on equity versus the target set by the Committee, and (ii) total shareholder return measured against Webster’s Peer Group. The number of granted shares which ultimately vest may range from 0-200% of target depending on performance against the agreed upon metrics. The 2012 LTI grants will be described in detail in the compensation report for 2012.

LTI grants made in February 2011 were based in part on NEOs’ 2010 performance and did not consider 2011 performance. While Webster was participating in the CPP (until December 2010), the only variable compensation allowed by U.S. Treasury guidance was in the form of time-vesting restricted stock which could not exceed 33% of total compensation. The Committee set the LTI target at approximately 28% of total compensation with a maximum grant of 33%. The LTI awards vest three years from the date of grant. While Webster had historically awarded LTI grants in December each year, the Committee decided in 2010 to award LTI in the first quarter of 2011, and thereafter, in order to enable the Committee to consider full year results as part of the LTI grant process.

The non-required chart below shows total direct compensation approved by the Committee for 2011 and 2010 performance. The 2010 LTI was paid in time vested restricted shares and the 2011 LTI was paid in performance shares and stock options as described above:

	Year	Salary	Stock Salary	Total Salary	Bonus	2011 LTI Awards for 2010 Performance and 2012 LTI Awards for 2011 Performance	Total Direct Compensation Received for Performance

James C. Smith	2011	$879,800	$291,485	$1,171,285	$896,245	$1,627,630	$3,695,160
	2010	$879,800	$842,000	$1,721,800	$—	$1,056,773	$2,778,573

Gerald P. Plush	2011	$535,000	$96,510	$631,510	$420,300	$676,775	$1,728,585
	2010	$500,000	$278,769	$778,769	$—	$472,216	$1,250,985

Glen MacInnes	2011	$218,462	$—	$218,462	$275,000	$350,000	$843,462
	2010	$—	$—	$—	$—	$—	$—

Joseph J. Savage	2011	$330,500	$48,275	$378,775	$226,164	$309,018	$913,957
	2010	$330,500	$139,385	$469,885	$—	$237,621	$707,506

Jeffrey N. Brown	2011	$324,000	$49,238	$373,238	$226,648	$259,200	$859,086
	2010	$324,000	$142,154	$466,154		$227,729	$693,883

The following section discusses in detail the 2011 LTI grants which were initially reported in last year’s proxy statement and were made based on 2010 performance. This section includes the required summary compensation tables.

Criteria and Scoring for 2011 LTI Grants Based on 2010 Performance

As previously described the February 2011, LTI grants were made based on 2010 performance. The following information was included in last year’s compensation report and is included here because the grants were made in 2011. Similarly, the LTI grants were made in February 2012 based on 2011 performance. Although the 2012 grants will be discussed in next year’s compensation report, we have determined to voluntarily disclose the grants in the table set forth on page 25.

The Committee approved a set of strategic and financial performance metrics in early 2010, which, when combined with its evaluation of the CEO’s performance and the CEO’s evaluation of the NEOs’ performance, would lead to determination of LTI awards made in February 2011. The Committee then considered Webster’s performance relative to a 14-bank peer group and considered whether to make a discretionary adjustment to the awards.

The strategic and financial measures consisted of 13 quantitative and qualitative performance objectives that were established at the beginning of 2010, as set forth in the table below. Seven financial metrics accounted for 50% of an NEO’s target LTI and six strategic metrics accounted for 35% of an NEO’s target LTI. Individual performance accounted for 15% of each NEO’s target LTI based on the NEO’s success in meeting performance objectives, as determined by the Committee in the case of the CEO, and by the CEO for the other NEOs.

When the Committee approved the financial and strategic metrics in early 2010, each objective within a category was assigned a weight, as set forth below. In early 2011, the Committee assessed the degree to which each objective was achieved and assigned a score in a range between 50% and 160%.

2010 Company Objectives (100%)	Objective Weight and Performance Scores
Financial Results Adjusted Net Income Pre-tax Net Interest Margin Efficiency Ratio Earning Asset Growth Liquidity/Loan Deposit Ratio Tier 1 Common to RWA Ratio Total Risk Based Capital Ratio

Measurement Weight: 50%

      Objective Weight: 25.0%     Score: 30%

      Objective Weight: 7.5%       Score: 9%

      Objective Weight: 7.5%       Score: 5%

      Objective Weight: 2.5%       Score: 2%

      Objective Weight: 2.5%       Score: 4%

      Objective Weight: 2.5%       Score: 3%

      Objective Weight: 2.5%       Score: 3%

Percent Achievement: 127% Weighted Score: 55%

Strategic Initiatives Core Footprint Business Banking Growth Geographic Expansion Superior Service Delivery Expand Source of Fee Income Continuous Improvement Capital and Risk Management

Measurement Weight: 35%

      Objective Weight: 5.8%       Score: 7%

      Objective Weight: 5.8%       Score: 5%

      Objective Weight: 5.8%       Score: 7%

      Objective Weight: 5.8%       Score: 6%

      Objective Weight: 5.8%       Score: 7%

      Objective Weight: 5.8%       Score: 8%

Percent Achievement: 110% Weighted Score: 39%

Individual Performance	Measurement Weight: 15%

Summary of LTIP Score Results and Awards

Webster achieved target or better on five out of seven financial goals and five out of six strategic goals. Three financial metrics (Adjusted Net Income Pre-tax, Tier 1 Common to Risk-Weighted Assets and Total Risk-Based Capital) were capped at 120% of target based on the CEO’s recommendation and the Committee’s concurrence, taking into account conditions and circumstances that favorably affected the Company’s results but were not anticipated when targets were established. This resulted in an adjusted weighted score of 55% for the financial measures compared to a target of 50% and a weighted score of 39% for the strategic measures compared to a target of 35%. The Committee believes that the revised scores appropriately reflect Webster’s performance and the contributions of the NEOs.

The CEO recommended adjustments to the financial and strategic results for 2010 as applied to each NEO based on each NEO’s contribution to Webster’s financial and strategic performance. He then rated each NEO based on individual performance relative to stated objectives to arrive at a total score. He then adjusted that score based on each NEO’s record of identifying, managing and mitigating risk, including an assessment of outcomes in the areas of compliance, operating risk, credit issues, audit findings or regulatory citing, or other contributions that should be taken into account. The Committee evaluated the CEO in the same manner. Based on this evaluation, each NEO’s percentage achievement on the Individual Component is summarized on the following table:

Name and Principal Position	LTI Individual Score
James C. Smith Chairman, and Chief Executive Officer	107%	Under the CEO’s leadership, Webster’s earnings in 2010 significantly exceeded budget and its capital position was strengthened materially. Led repayment of CPP investment ahead of schedule. Overhauled Strategic Planning process, risk infrastructure and market branding efforts. Sustained high employee engagement levels. Communicated Webster’s vision and progress clearly and effectively to all constituencies.
Gerald P. Plush President and Chief Operating Officer	120%	Held dual responsibilities as Chief Financial Officer and as Chief Risk Officer. Improved pricing and credit disciplines and drove significant increase in profitability; substantially reduced level of non-performing assets year over year. Instituted RAROC models at the desktop in all business units and allocation of capital across all lines of business. As CRO, improved risk culture and strengthened risk infrastructure. Also led the government/institutional banking business and expansion in Westchester County.
Joseph J. Savage Executive Vice President, Commercial Banking	106%	Achieved business plan for Commercial Banking, with total net income exceeding target by over 30%. Significantly increased loan origination in a year of weak demand. Achieved goals through talent recruitment, pricing discipline and credit management.
Jeffrey N. Brown Executive Vice President, Human Resources, Marketing and Communications	103%	Mr. Brown served as EVP and Chief Administrative Officer for both 2010 and 2011. Mr. Brown delivered key improvements to the Company infrastructure that included a reorganization of operations, a 43% reduction in negative customer impacts from system outages, a 60% improvement in systems response time in the branch network. Led cultural initiatives that increased employee engagement to best-in-class levels during a challenging economic period.

2011 Long Term Incentive (based on 2010 Performance)

	Long Term Incentive Target	Score	Incentive Earned
James C. Smith Chairman and CEO	$987,638	107%	$1,056,773
Gerald P. Plush President and COO	$393,513	120%	$472,216
Joseph J. Savage EVP, Commercial Banking	$224,171	106%	$237,621
Jeffrey N. Brown EVP, HR, Marketing and Communications	$221,096	103%	$227,729

2008 Performance Shares

In 2008, performance shares were granted to the NEOs, with a three-year performance period ending December 31, 2011. The payout was tied to Webster’s TSR versus the companies in the KRX. The TSR measure was selected because the Committee believed it best reflected the relative return that an investment in Webster provides to its shareholders. This group of companies was chosen because it represents a stable mix of the size and type of financial institutions that best compare with Webster. In addition, a list of these companies is readily available in a published index and it represents a large enough group (50) to be relevant over the three-year measurement period.

•	Measure: TSR from 1/1/2009 through 12/31/2011

•	Leverage table applied:

Level of Performance	Award Payout%
Below Threshold	Forfeited
Threshold = 25th%ile	50% of Target
Target = 50th%ile	100% of Target
Superior = 75th%ile or above	200% of Target (max)

As of the close of business on December 31, 2011, Webster was in the 90th percentile. This level of performance has a payout at 200% of target. Grants are valued at the time they are granted. The Committee certified the results for the performance shares at the January 2012 meeting. Previous performance based LTI granted in 2004, 2005, 2006 and 2007 were forfeited because Webster did not achieve the performance threshold.

Retirement Plans

Pension Plan. Webster Bank maintains a frozen defined benefit pension plan. Webster stopped benefit accruals under the plan for all employees, including the NEOs, after December 31, 2007. The Pension Benefits section of this Proxy Statement details pension benefits for the NEOs.

401(k) Plan. Webster Bank maintains a defined contribution 401(k) plan for eligible employees, including the NEOs. All participants in the plan, including each of the NEOs, are eligible to make pre-tax contributions from 1% to 25% of their pay, up to Internal Revenue Code (“IRC”) limits ($16,500 in 2011). Webster Bank matches the employee’s contributions on a dollar for dollar basis for the first 5% of pay the employee contributes. In addition, Webster provides transition credits ranging from 1% to 6% of pay for those employees, including NEOs, who were hired before January 1, 2007 and had reached age 35 or older on January 1, 2008. The purpose of transition credits is to help offset the impact of freezing the pension plan. A two-year vesting schedule applies to all Webster contributions. Under IRC limits, annual compensation in excess of $245,000 in 2011 may not be taken into account for determining benefits or contributions under the qualified plan. Employees who are age 50 or older by the last day of the year may contribute an additional $5,500 to the plan. Effective as of February 1, 2012, the rate of matching contributions was changed to 100% of the first 2% of pay, plus 50% of the next 6% of pay.

Supplemental Defined Benefit Plan. Webster Bank maintains a frozen non-qualified supplemental defined benefit plan for certain executives, including NEOs who were participants in the pension plan. The purpose of the plan was to provide these individuals with supplemental pension benefits in excess of IRC limits for tax qualified pension plans. The plan was frozen as of December 31, 2007. Thus, service and compensation after this date are not used in calculating an NEO’s benefit from the plan.

Supplemental Defined Contribution Plan. Webster Bank maintains a non-qualified supplemental defined contribution plan for certain executives, including the NEOs. This plan provides each NEO with an allocation to their supplemental 401(k) account equal to the additional match and transition credit contributions that the NEO would have received in the qualified 401(k) plan if there were no IRC compensation or deferral limits. In addition, Mr. Smith and Mr. Plush receive an additional supplemental transition credit allocation equal to 25.5% and 10.0% of compensation, respectively. The purpose of the additional supplemental allocation is to help offset the impact of freezing the supplemental defined benefit plan.

Non-Qualified Deferred Compensation Plan. The executive officers, including each of the NEOs, were eligible to participate in a voluntary non-qualified deferred compensation plan. The plan allowed employees at the senior vice president level and above to defer a portion of their compensation because of the statutory limits under the qualified plan. All deferrals under this plan ceased as of January 1, 2012.

Employment Agreements

The NEOs do not have employment agreements; however, Messrs. Smith, Plush, Savage and Brown are subject to non-competition agreements.

Other Executive Benefits

Webster offers a limited number of benefits to the NEOs and other executives in addition to the broad-based employee benefits program. Each benefit supports a specific objective, but falls within the overall purpose of recognizing leadership responsibility and contributions to the Company’s goals. Management reviews the benefits with the Committee for consistency with Webster’s organizational culture and market practices. These benefits are described in footnote 6 following the Summary Compensation Table.

Post-Termination Arrangements

Webster’s change in control practices are designed to retain the NEOs during rumored and actual change in control activity. During these times, continuity is a key factor in preserving the value of the business. Webster also provided other termination benefits designed to facilitate changes in key executives as needed. The amounts payable, triggering events and other terms of Webster’s change in control and other termination arrangements are set at the time of hiring by the Committee generally based on Company policy and competitive market information. Webster reviews the provisions of the change in control agreements annually. Agreements issued in 2011 or later do not contain gross-up provisions. Webster has notified all holders of change in control agreements that the current agreements will not be renewed upon expiration. New agreements will not contain gross-up provisions.

Executive Stock Ownership

Webster believes stock ownership by management is beneficial in aligning the interests of management and shareholders. Executive Stock Ownership Guidelines are established to enhance shareholder value and focus each executive’s attention on the long-term success of the Company. Webster has adopted formal stock ownership guidelines for all of the executive officers, including the NEOs.

Name	Multiple of Base Cash Salary	Value of Multiple	Target Ownership Status
James C. Smith	6X	$5,278,800	Met
Gerald P. Plush	4X	$2,140,000	Met
GlennI.MacInnes	3X	$1,200,000	Did Not Meet
Joseph J. Savage	3X	$991,500	Met
Jeffrey N. Brown	3X	$972,000	Met

Once achieved, ownership of the guideline amount must be maintained for as long as the executive is subject to the stock ownership guidelines. Even if stock ownership guidelines have been achieved, NEOs are required to continue to hold all net vested restricted stock and performance shares and net shares of Common Stock delivered after exercising stock options for a minimum of one year. NEOs who do not meet the guidelines further agree to hold Common Stock received through LTI awards until they achieve their respective ownership thresholds. In

January 2012, the ownership guidelines for Mr. Smith and Mr. Plush were increased to six times and four times salary respectively. As of January 23, 2012, Messrs. Smith, Plush, Savage and Brown met the stock ownership guidelines. Mr. MacInnes was hired as the CFO on May 31, 2011 and was not eligible for LTI awards until February 2012. The Committee believes he is making satisfactory progress toward the ownership goal.

Policy on Internal Revenue Code Section 162(m)

The Internal Revenue Code Section 162(m) limits the deduction available for compensation paid to the chief executive officer and the three most highly compensated executive officers other than the chief financial officer to the extent the compensation paid to any such person exceeds $1,000,000, unless such compensation was based on performance goals. In 2011, Webster had non-deductible compensation arising from amounts paid to its CEO resulting from a compensation structure in place for part of 2011 that was designed for Webster to comply with U.S. Treasury’s guidance while participating in the CPP.

Webster’s compensation programs are structured to comply with IRC Section 162(m). Section 162(m) of the IRC limits the deduction available to Webster for compensation paid to the chief executive officer and, based on IRS interpretive guidance, the three most highly compensated executive officers other than the chief financial officer to the extent the compensation paid to any such person exceeds $1,000,000, unless such compensation was based on performance goals determined by a compensation committee consisting solely of two or more non-employee directors and the performance goals are approved by the shareholders prior to payment. Where applicable, Webster will endeavor to structure compensation as exempt performance-based compensation. Webster does, however, reserve the right to determine to pay compensation to the executive officers, including the CEO, which may not be deductible under Section 162(m) of the IRC.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables contain certain compensation information for the Chief Executive Officer, the President, the Chief Financial Officer, and the two other most highly compensated executive officers who were serving as NEOs on December 31, 2011.

Summary Compensation Table

Salary, bonus, incentive payments and other compensation amounts to Webster’s NEOs are summarized in the following table. Some of the amounts below represent the opportunity to earn future compensation under performance-based compensation incentives that may be forfeited based on future performance vesting. As a result of mixing compensation paid and contingent compensation, the total shown in the Summary Compensation Table includes amounts that the named executives may never receive.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)[1]	($)	($)[2]		($)[3]	($)[4]	($)[5]	($)[6]	($)
James C. Smith	2011	1,171,285	—	1,030,052		—	896,245	1,192,400	702,450	4,992,432
Chairman and Chief	2010	1,721,800	—	—		—	—	606,700	660,029	2,988,529
Executive Officer	2009	1,335,800	—	827,598		—	—	696,500	524,506	3,384,404

Gerald P. Plush	2011	631,510	—	1,125,987	[7]	—	420,300	9,500	192,446	2,379,743
President and Chief	2010	778,769	—	—		—	—	4,000	167,194	949,963
Operating Officer	2009	651,000	—	354,352		—	—	1,700	142,591	1,149,643

Glenn I. MacInnes	2011	218,462	275,000	76,160		—	—	—	6,554	576,176
EVP and Chief	2010	—	—	—		—	—	—	—	—
Financial Officer	2009	—	—	—		—	—	—	—	—

Joseph J. Savage	2011	378,775	—	231,618		—	226,164	68,300	62,582	967,439
EVP—	2010	469,885	—	—		—	—	33,800	69,040	572,725
Commercial Banking	2009	406,000	—	208,428		—	—	27,600	64,671	706,699

Jeffrey N. Brown	2011	373,238	—	221,972		—	226,648	127,600	59,521	1,008,979
EVP, Human Resources, Marketing and Communications	2010	466,154	—	—		—	—	62,800	65,354	594,308
	2009	401,000	—	204,118		—	—	40,500	60,572	706,190

[1]

For 2011, a base salary and a stock salary were paid to the NEOs as follows: Mr. Smith: $879,800 and $291,485, respectively; Mr. Plush: $535,000 and $96,510, respectively; Mr. Savage: $330,500 and $48,275, respectively; and Mr. Brown: $324,000 and $49,238, respectively. Mr. MacInnes commenced his employment on May 31, 2011 and was paid solely in cash.

For 2010, a base salary and a stock salary were paid to the NEOs as follows: Mr. Smith: $879,800 and $842,000, respectively; Mr. Plush: $500,000 and $278,769, respectively; Mr. Savage: $330,500 and $139,385, respectively; and Mr. Brown: $324,000 and $142,154, respectively.

For 2009, a base salary and a stock salary were paid to the NEOs as follows: Mr. Smith: $879,800 and $456,000, respectively; Mr. Plush: $500,000 and $151,000, respectively; Mr. Savage: $330,500 and $75,500, respectively; and Mr. Brown: $324,000 and $77,000, respectively.

[2]

Amounts shown in this column are based on the grant date value related to restricted stock awards made in 2009 and 2011, in accordance with FASB ASC Topic 718 (formerly FAS 123R). Webster uses three-year cliff vesting for most annual restricted stock grants awarded since 2005. No grants were made in 2010. Grants that would normally be made in December 2010 were made in February 2011. For more information, see “Compensation Discussion and Analysis” herein.

[3]	No stock options were granted in 2009, 2010 or 2011.
[4]	Amounts in this column represent cash awards paid under the performance-based annual incentive plan. The annual incentive payments were reduced by the value of stock salary received in 2011.
[5]

The Bank maintains both a frozen tax-qualified pension plan and a frozen non-qualified supplemental defined benefit plan. These are described more fully in the Pension Benefits section of this Proxy Statement. Benefit accruals for service and compensation were frozen after December 31, 2007. The change in pension value in 2011 is primarily due to the decrease in interest rates used to calculate the present value of the benefits and the effect of interest growth resulting from the one-year passage of time. The amounts in this column reflect the increase in the actuarial present value of the NEOs’ benefits under both plans determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. Specifically, the assumptions used to value the accumulated benefits at December 31, 2011 consisted of a 4.35% interest rate for the qualified plan versus 5.50% in 2010, a 4.00% interest rate for the non-qualified supplemental plan (4.35% for benefits payable as a lump sum) versus 5.10% in 2010, and the RP2000 mortality table projected to 2017, blending mortality rates for employees and annuitants (hereafter, the “RP2000 Mortality Table”). The changes in pension value in 2011 under the tax-qualified pension plan and non-qualified pension plan for each of the NEOs were as follows:

Name	Change in Qualified Pension Value ($)	Change in Non- Qualified Pension Value ($)	Total ($)
James C. Smith	196,300	996,100	1,192,400
Gerald P. Plush	9,500	—	9,500
Glenn I. MacInnes	—	—	—
Joseph J. Savage	36,100	32,200	68,300
Jeffrey N. Brown	75,400	52,200	127,600

[6]

All Other Compensation includes amounts contributed or allocated, as the case may be, to the 401(k) plan (excluding the executive officer’s contributions to the qualified 401(k) plan), the non-qualified supplemental defined contribution plan, a car allowance, dividends paid on unvested restricted stock awards, a premium on a term life insurance policy and costs for a home security system. Mr. Smith also receives a premium on a supplemental Long Term Disability policy. All Other Compensation items in the Summary Compensation Table also include the following amounts:

Name	401(k) Plan ($)	Supplemental Defined Contribution Plan ($)

James C. Smith	26,950	629,112

Gerald P. Plush	22,050	139,967

Glenn I. MacInnes	—	—

Joseph J. Savage	26,950	14,715

Jeffrey N. Brown	24,500	12,824

[7]	Mr. Plush was given an annual award of restricted stock, granted February 22, 2011, of $420,278, and a promotional award, granted April 25, 2011, of $665,709.

Grants of Plan-Based Awards

During the fiscal year ended December 31, 2011, the following table sets out all non-equity incentive plan and equity incentive plan awards that were made to the NEOs.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)[2]
		Threshold ($)[1]	Target ($)[1]	Maximum ($)[1]	Threshold ($)	Target ($)	Maximum ($)
James C. Smith	2/22/2011							45,277			$22.75	$1,030,052
	4/25/2011	148,415	588,315	1,468,115

Gerald P. Plush	2/22/2011							20,232			$22.75	$460,278
	4/25/2011	90,740	277,990	652,490				31,357			$21.23	$665,709

Glenn I. MacInnes	5/31/2011							3,651			$20.86	$76,160

Joseph J. Savage	2/22/2011							10,181			$22.75	$231,618
	4/25/2011	59,138	166,550	381,375

Jeffrey N. Brown	2/22/2011							9,757			$22.75	$221,972
	4/25/2011	56,062	161,362	371,962

[1]

These columns represent the potential payouts to each of the named executive officers resulting from the grant of an award pursuant to the annual incentive compensation plan, subject to achievement of pre-established performance goals discussed on page 23 of this Proxy Statement. Actual amounts earned by the executives are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 30 of this Proxy Statement.

[2]	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718 (formerly FAS 123R) of restricted stock granted in 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding option awards and unvested stock awards held by Webster’s NEOs as of December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested (#)[2]	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) 2
James C. Smith	62,525			34.60	12/16/2012
	65,728			45.55	12/15/2013
	60,707			49.62	12/20/2014
	47,182			47.40	12/20/2015
	64,483			48.88	12/19/2016
	106,199			32.03	12/18/2017
	160,255	53,419		12.85	12/16/2018				56,538	[3]	1,152,810
						67,394	[4]	1,374,164
						45,277	[5]	923,298
Gerald P. Plush	10,612			47.81	7/5/2016
	17,340			48.88	12/19/2016
	28,970			32.03	12/18/2017
	52,043	17,348		12.85	12/16/2018				18,361	[3]	394,771
						28,856	[4]	588,374
						20,232	[5]	412,530
						31,357	[6]	639,369
Glenn I. MacInnes						3,651	[7]	74,444
Joseph J. Savage	9,375			38.17	4/24/2012
	12,121			34.60	12/16/2012
	11,004			45.55	12/15/2013
	10,165			49.62	12/20/2014
	8,131			47.40	12/20/2015
	10,079			48.88	12/19/2016
	16,601			32.03	12/18/2017
	25,800	8,600		12.85	12/16/2018				9,102	[3]	185,590
						16,973	[4]	346,079
						10,181	[5]	207,591

Jeffrey N. Brown	7,677			34.60	12/16/2012
	6,972			45.55	12/15/2013
	6,749			49.62	12/20/2014
	6,032			47.40	12/20/2015
	6,867			48.88	12/19/2016
	1,300			48.88	12/19/2016
	15,520			32.03	12/18/2017
	25,293	8,431		12.85	12/16/2018				8,923	[3]	181,940
						16,622	[4]	338,923
						9,757	[5]	98,945

[1]	The remaining vesting dates of each option are listed in the table below by expiration date:

Table of Option Vesting Dates

EXPIRATION DATE	VESTING DATE
12/18/2018	12/18/2012

[2]	Market value calculated by multiplying the closing market price of Webster’s Common Stock on December 31, 2011, or $20.39, by the number of shares of stock.

[3]	The number of shares to be awarded will be determined and certified on January 23, 2012, based on achievement of the performance criteria.

[4]	The restricted stock award will vest and be transferable on December 23, 2012, the third anniversary of the date of grant.

[5]	The restricted stock award will vest and be transferable on February 22, 2014, the third anniversary of the date of grant.

[6]	The restricted stock award will vest and be transferable on April 25, 2014, the third anniversary of the date of grant.

[7]	The restricted stock award will vest and be transferable on May 31, 2014, the third anniversary of the date of grant.

Option Exercises and Stock Vested

During the fiscal year ended December 31, 2011, no NEO exercised stock options or had shares of restricted stock vest.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under both the frozen pension plan and the frozen supplemental defined benefit plan as of December 31, 2011. The accumulated benefit value is based upon the benefit that is payable at the NEO’s Normal Retirement Age (65).

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James C. Smith	Webster Bank Pension Plan	30.0	1,225,800	0
	Supplemental Defined Benefit Plan for Executive Officers	32.3	6,385,100	0

Gerald P. Plush	Webster Bank Pension Plan	2.0	38,300	0
	Supplemental Defined Benefit Plan for Executive Officers	2.0	—	0

Glenn I. MacInnes[1]	Webster Bank Pension Plan	—	—	0
	Supplemental Defined Benefit Plan for Executive Officers	—	—	0

Joseph J. Savage	Webster Bank Pension Plan	6.0	190,000	0
	Supplemental Defined Benefit Plan for Executive Officers	6.0	174,400	0

Jeffrey N. Brown	Webster Bank Pension Plan	12.0	322,200	0
	Supplemental Defined Benefit Plan for Executive Officers	12.0	230,700	0

[1]	Mr. MacInnes joined Webster after the pension plan and supplemental defined benefit plan were frozen and therefore has accumulated no credited years of service under either plan.

Webster Bank maintains a frozen pension plan for eligible employees of Webster Bank and affiliated companies that have adopted the plan. Pension benefits in the pension plan were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating a benefit from this plan.

The pension plan is a qualified plan under the IRC and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees hired before January 1, 2007 were eligible to participate in the pension plan upon attaining age 21 and completing one year of service.

Benefits under the pension plan are funded solely by contributions made by Webster Bank. Under the pension plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004 through December 31, 2007. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A pension plan participant becomes 100% vested in the benefits under the pension plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (age 65), deferred retirement date or death. Benefits payable at early retirement date are reduced 1/15th each year for the first five years and 1/30th each year for the next five years before normal retirement date. Messrs. Smith and Savage are eligible for early retirement benefits. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant’s lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

Webster Bank also maintains a frozen non-qualified supplemental defined benefit plan for executive officers. As with the qualified pension plan, pension benefits in the non-qualified supplemental defined benefit plan were frozen as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating an executive’s benefit from this plan.

The frozen supplemental defined benefit plan provides supplemental pension benefits that are not available under the pension plan because annual compensation in excess of $245,000 in 2011 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the IRC and because annual pension benefits are subject to a maximum of $195,000 in 2011 (subject to cost of living increases). Annual compensation for both the qualified pension plan and the supplemental defined benefit plan is defined as base pay, overtime, commissions, and bonuses (including bonuses for which the participant has deferred to a future year).

In place of the pension formula in the supplemental plan, Mr. Smith receives a benefit at age 65 equal to 60% of the average of the highest compensation during five consecutive calendar years, reduced by benefits from the pension plan and Social Security. The 60% is prorated based upon service at the time the benefits were frozen to service at age 65. The benefit is also reduced in the event of retirement before age 65 in the same manner as the pension plan. Benefits under the supplemental defined benefit plan are payable in monthly installments or a lump sum. The assumptions used to determine the present value of the accumulated benefits for purposes of the Pension Benefits table consisted of a 4.35% interest rate for the qualified plan, a 4.00% interest rate for the non-qualified supplemental defined benefit plan (4.35% for benefits payable as a lump sum), and the RP2000 Mortality Table.

Non-Qualified Deferred Compensation

The following table shows the contributions to, the earnings of, and the distributions from each NEO’s account under Webster’s non-qualified deferred compensation plans for the fiscal year ended December 31, 2011.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)[1]	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
James C. Smith	—	629,112	123,191	—	3,537,575

Gerald P. Plush	—	139,967	4,018	—	551,417

Glenn I. MacInnes	—	—	—	—	—

Joseph J. Savage	—	14,715	(18,035)	—	129,060

Jeffrey N. Brown	—	12,824	14	—	156,207

[1]	The amounts in this column are reported as supplemental defined contribution plan contributions in “All Other Compensation” in the Summary Compensation Table on page 30 of this Proxy Statement.

[2]	The amounts in this column show the investment gain or loss for each NEO during 2011, based on the investment choices selected by each NEO.

Deferred Compensation

Executive officers were eligible to participate in a voluntary non-qualified deferred compensation plan. None of the NEOs elected to participate in 2011. Prior to January 1, 2011, executive officer participants could elect to defer up to 25% of their base pay and up to 100% of their bonuses. Effective January 1, 2011, Webster suspended the ability of executive officers to defer their base pay into the plan. Starting January 1, 2012, all deferrals of base pay and bonuses into the plan have been suspended. All deferred compensation accounts are payable upon death, disability, termination of service or a specified date after the year of deferral. Distribution elections may be paid in a lump sum or in ten annual installments, except in the case of disability, where lump sum distribution is required.

Potential Payments on Termination or Change in Control

Historically, Webster has entered into Change in Control Agreements and Non-Compete Agreements with its NEOs, which provide post-termination payments to the NEOs. Webster entered into a Change in Control Agreement with Mr. MacInnes on May 31, 2011.

Change in Control Agreements

Change in control provisions benefit Webster’s shareholders by assisting with retention of executives during rumored and actual change in control activity when continuity is a key factor in preserving the value of the business. Other termination benefits are provided based on the time needed by executives of that level to find new employment and to facilitate changes in key executives as needed.

Webster has entered into a Change in Control Agreement with each of the NEOs. Pursuant to the Change in Control Agreements between Webster and Messrs. Smith, Plush, Savage and Brown, each executive is eligible to receive payments and other benefits, subject to the conditions described below, in the event the executive is terminated during the three year period following a change in control. A change in control is defined by the agreements as:

•

with certain exceptions, the acquisition by any person of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock or (ii) the combined voting power of the outstanding voting securities of Webster entitled to vote generally in the election of directors;

•

individuals who, as of the date of each executive’s agreement, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except for individuals subsequently joining the Board who are approved by at least a majority of the Incumbent Board of Directors, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors;

•	generally, consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster (with certain standard exceptions); or

•	approval by the shareholders of a complete liquidation or dissolution of Webster.

Payments and Benefits. The payments and benefits payable to the named executive officers under the Change in Control Agreements are as follows:

•

Death or Disability. If an executive’s employment is terminated by reason of death or disability (defined as the absence of the executive from his or her duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness determined to be total and permanent), following a change in control, the executive, or the executive’s estate, as the case may be, is entitled to receive the executive’s accrued salary, bonus, deferred compensation (together with accrued interest or earnings thereon), any accrued vacation pay plus any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies.

•

Cause. If an executive’s employment is terminated for Cause following a change in control, the Change in Control Agreement terminates and the executive is entitled to receive only his or her annual base salary through the date of termination, the amount of any compensation previously deferred by the executive, and any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. Cause is defined as:

▪

the willful and continued failure by the executive to perform substantially the executive’s duties with Webster or one of its affiliates (other than a failure resulting from incapacity due to physical or mental illness), after written demand for performance is delivered to the executive by the Chief Executive Officer, or

▪	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Webster.

•	For Good Reason or Other than for Cause, Death or Disability. Executives are entitled to certain payments and continued benefits in the event of a termination following a change in control other than for Cause, Death or Disability, or in the event the executive terminates his or her employment for “Good Reason.” Good Reason is defined as:

▪

the assignment to the executive of duties inconsistent with the executive’s position, authority, duties or responsibilities resulting in a diminution in such position, authority, duties or responsibilities;

▪	the failure by Webster to comply with the compensation terms of the executive’s change in control agreement;

▪	Webster’s requirement that the executive be based at any location 35 miles or greater than the location where the executive was employed prior to the change in control;

▪	the termination by Webster of the executive’s employment other than expressly as permitted by the change in control agreement; or

▪	the failure by Webster to require that any successor assume, and perform according to, the executive’s change in control agreement.

In the event of a termination under the above circumstances, the executive is entitled to:

•	the executive’s base salary through the termination date to the extent not previously paid;

•	a prorated bonus based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year;

•	any previously deferred compensation and accrued vacation pay;

•	in the event of a Good Reason resignation or termination other than for Cause, death or disability, an amount equal to three times the sum of the executive’s base salary and bonus;

•

the additional amounts that would have been contributed or credited to his or her 401(k) accounts in both the qualified and supplemental 401(k) plans if the executive’s employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him or her under the change of control agreement;

•	continued benefits for the executive and his or her family for a period of three years following termination;

•	outplacement services; and

•	any other amounts or benefits to which he or she is entitled under any agreement or plan of Webster and its affiliated companies.

In addition, if the payments or benefits provided to an executive officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (relating to excess parachute payments), Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

Mr. MacInnes’ Change in Control Agreement is similar to the Change in Control Agreements for the other NEOs, except that Mr. MacInnes’ agreement covers a two-year period following a change in control and provides for payment of up to two times base salary and bonus, and benefits coverage for two years following termination. Mr. MacInnes is not entitled to any gross-up payment in the event he would be subject to excise tax.

Assuming a December 31, 2011 termination event, the aggregate value of the payments and benefits to which each named executive officer would be entitled in the event of termination other than for Cause, Death or Disability, or in the event the executive terminates employment for Good Cause would be a follows:

Name	Salary Payments and Bonus ($)	Accrued Deferred Compensation and Vacation ($)	Qualified and Nonqualified 401(k) Contribution Equivalent ($)	Benefits and Health Programs ($)	Value of Accelerated Equity ($)[1]	Tax Gross-Up ($)	Total ($)
James C. Smith	2,639,400	0	1,282,557	172,755	224,574	0	4,319,286

Gerald P. Plush	1,605,000	0	359,961	140,536	88,876	0	2,144,373

Glenn I. MacInnes	800,000	0	0	93,574	0	0	893,574

Joseph J. Savage	991,500	0	124,995	135,658	50,163	0	1,302,316

Jeffrey N. Brown	972,000	0	111,972	139,836	49,137	0	1,272,945

[1]

In the event of a change in control, all equity awards granted under Webster’s Amended and Restated 1992 Stock Option Plan that are outstanding immediately prior to the change in control shall become fully vested and exercisable. Assuming a December 31, 2011 change in control, the value of all equity awards that would vest and become exercisable for each NEO would be as follows:

Name	Value of Stock Options ($)	Value of Restricted Shares ($)	Value of Performance Restricted Shares ($)
James C. Smith	70,393	154,181	—

Gerald P. Plush	22,860	66,015	—

Glenn I. MacInnes	—	—	—

Joseph J. Savage	11,333	38,830	—

Jeffrey N. Brown	11,110	38,027	—

Non Change in Control Executive Severance Plan

Under Webster’s non-compete agreement with each NEO, other than Mr. MacInnes, if Webster terminates an NEO without Cause (and under circumstances in which payment would not be due under the Change in Control Agreements) severance benefits become payable. The executive’s severance benefits for involuntary termination without Cause are (a) a lump sum payment equal to the sum of (x) the executive officer’s then current annual base salary and (y) the prorated amount of any target bonus to be paid pursuant to Webster’s annual incentive compensation plan during the then current fiscal year, and (b) subject to certain limitations, continued medical and dental coverage for the shorter of one year or until the executive officer accepts other employment on a substantially full time basis if earlier. The executive’s receipt of the foregoing severance payments and benefits is conditioned upon the executive entering into a general release and waiver in favor of Webster, and in consideration of the payment the executive agrees to a one-year non-competition and non-solicitation covenant.

Pursuant to Webster’s Amended and Restated 1992 Stock Option Plan, in the event an executive is terminated by Webster without Cause, and the termination occurs prior to the full vesting and exercisability of an executive’s options, the portion of the executive’s options considered vested and exercisable is to be determined by reference to the length of time the executive was employed by Webster.

Assuming a termination other than for Cause occurred as of December 31, 2011, the amounts estimated to be paid to each of the NEOs under the Executive Severance Plan and the Amended and Restated 1992 Stock Option Plan would be as follows:

Name	Salary ($)	Bonus ($)	Health Programs ($)	Value of Options ($)	Value of Restricted Shares ($)	Value of Performance Restricted Shares ($)[1]	Total ($)
James C. Smith	879,800	588,315	11,379	302,083	916,102	—	2,697,679

Gerald P. Plush	535,000	277,990	11,379	98,103	392,242	—	1,314,714

Glenn I. MacInnes	400,000	250,000	9,259	—	—	—	659,259

Joseph J. Savage	330,500	166,550	11,379	48,633	230,713	—	787,775

Jeffrey N. Brown	324,000	161,362	11,379	47,675	225,942	—	770,358

[1]

The value given is based upon the pro-rated target value at the time of termination; however, potential distributions would not be made until the completion of the performance period. The risk of forfeiture would still exist after pro-ration and acceleration.

Risk Assessment Disclosure

The Compensation Committee has discussed, evaluated and reviewed with senior risk officers, including receiving the report of the Chief Risk Officer, each compensation program applicable to Webster’s NEOs and other employees. The Compensation Committee concluded that Webster’s compensation programs do not incentivize excessive risk taking by its NEOs or other employees or encourage the manipulation of earnings by employees to enhance the compensation of any employee. The Compensation Committee furthermore concluded that the structure provides strong incentives to appropriately balance risk and reward, provides sufficient risk controls and aligns the interests of the employees with those of shareholders.

The following features of the compensation programs agreements and organizational structure restrain risk taking to acceptable levels and strongly discourage the manipulation of earnings for personal gain:

•

The “clawback” feature applicable to NEOs and certain other executives encourages executives and staff to maintain accurate books and records and comply with relevant accounting policies. Under the “clawback,” any bonus or incentive compensation for executives is subject to recovery by Webster if such compensation is based on criteria that is later shown to be materially inaccurate, without regard to whether the inaccuracy arose from any misconduct.

•	The vesting elements of the equity awards align the interests of the officers with the long-term health of Webster, the quality of earnings, and the interests of shareholders.

•

The programs include a mix of cash and equity awards, which support an appropriate balance of short-term and long-term risk and reward decision making. Equity awards include a performance element with a payout dependent upon achieving designated goals.

•

Strong governance structure, which includes key elements such as a code of conduct policy, various risk management and board committees and a new activity process with embedded risk controls and executive approvals.

•	Risk function reports outside of the lines of business and the pay of risk managers is not determined by the businesses they evaluate.

•	Stock ownership requirements that align senior officers with the interests of the shareholders.

•	Strong independent internal credit oversight and quality controls.

•	Shared accountability for incentive design, budget and payout with oversight by the Office of the Chairman, Compensation Committee with input from the Chief Risk Officer.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Shivery (Chairman), Coulter, Jacobi and Pettie. No person who served as a member of the Compensation Committee during 2011 was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2011, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.

From time to time, Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Webster or Webster Bank, and neither involve more than normal risk of collectability nor present other unfavorable features.

Certain Relationships

Gregory Jacobi, son of C. Michael Jacobi, a director of Webster and Webster Bank, is employed by Webster Bank as a Senior Vice President. At the end of fiscal year 2011, Gregory Jacobi’s base salary rate was $190,000. For 2011, Mr. Jacobi received a bonus of $61,988 and a long-term cash award with a value of $34,000 at the time of the grant.

For a description of loans made to Webster Bank’s directors, executive officers and related persons and entities, see “Compensation Committee Interlocks and Insider Participation.”

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to Webster’s Code of Business Conduct and Ethics, any transactions between Webster and a Webster affiliate, director, employee, an immediate family member of a Webster director or employee or business entities in which a Webster director or employee or an immediate family member of a Webster director or employee is an officer, director and/or controlling shareholder must be conducted at arm’s length. Prior approval of the Board of Directors for any such transactions are governed by Federal Reserve Regulation O, and the related person’s interest in any such transaction requiring Board action must be disclosed to the Board prior to any action being taken. Any consideration paid or received by Webster in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board of Directors at least annually.

Audit Committee Report

The Company’s Audit Committee currently has five members, Ms. Osar (Chair) and Messrs. Crawford, Finkenzeller, Morse and Pettie. As of the date of the Proxy Statement, each of the Committee members is an “independent director” under the New York Stock Exchange rules. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Company’s Board of Directors.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2011 with Webster’s management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed in accordance with professional standards. The Audit Committee has received the written disclosures from Ernst & Young LLP required by relevant professional and regulatory standards, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster’s Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Audit Committee

Karen R. Osar (Chair)

John J. Crawford

Robert A. Finkenzeller

Laurence C. Morse

Mark Pettie

STOCK OWNED BY MANAGEMENT

The following table sets forth information as of February 1, 2012 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the NEOs and by all directors and executive officers of Webster as a group.

Name and Position(s) with Webster	Number of Shares and Nature of Beneficial Ownership (a)	Percent of Common Stock Outstanding

Joel S. Becker Director	101,584	*

Jeffrey N. Brown Executive Vice President, Human Resources, Marketing and Communications	134,607	*

David A. Coulter Director	21,302	*

John J. Crawford Director	99,982	*

Robert A. Finkenzeller Director	88,916	*

C. Michael Jacobi Director	94,998	*

Glenn I. MacInnes Executive Vice President and Chief Financial Officer	26,151	*

Laurence C. Morse Director	66,867	*

Karen R. Osar Director	58,560	*

Mark Pettie Director	34,980	*

Gerald P. Plush President and Chief Operating Officer	235,340	*

Joseph J. Savage Executive Vice President	183,561	*

Charles W. Shivery Director	23,576	*

James C. Smith Chairman, Chief Executive Officer, Director	1,430,347	1.62%

All Directors and executive officers as a group (19 persons)	2,853,711	3.21%

*	Less than 1% of Common Stock outstanding.

(a)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 1, 2012. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 2,016 shares; Mr. Smith, 93,883 shares; and all directors and executive officers as a group, 95,899 shares. The table also includes the following: 1,352,222 shares subject to outstanding options which are exercisable within 60 days from February 1, 2012; 146,605 shares held in the 401(k) Plan by executive officers; 11,963 shares purchased by executive officers through the Employee Stock Purchase Plan held by Fidelity Investments; 387,816 shares of restricted stock that were not vested as of February 1, 2012; and 22,299 shares of Common Stock underlying restricted stock for Mr. Smith that were deferred pursuant to the terms of the Option Plan. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

Outstanding options reflected in the table were held as follows: Mr. Becker, 62,528 shares; Mr. Brown, 76,410 shares; Mr. Coulter, 12,000 shares; Mr. Crawford, 62,528 shares; Mr. Finkenzeller, 62,528 shares; Mr. Jacobi, 62,528 shares; Mr. MacInnes, 0 shares; Mr. Morse, 54,528 shares; Ms. Osar, 46,528 shares; Mr. Pettie, 25,423 shares; Mr. Plush, 108,965 shares; Mr. Savage, 103,276 shares; Mr. Shivery, 13,274 shares; and Mr. Smith, 567,079 shares. Also reflected are 138,490 shares of phantom stock held by Mr. Smith in the Webster Bank Deferred Compensation Plan for Directors and Officers.

The table includes 7,360 shares of Common Stock issuable upon conversion of 200 shares of Webster’s 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock beneficially owned by Mr. Crawford, which are convertible at the option of the holder at any time. Mr. Crawford owns less than one percent of the outstanding shares of 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

The following table sets forth information as of January 31, 2012 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than five percent of the Common Stock.

Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership (1)		Percent of Common Stock Owned
Warburg Pincus Private Equity X, L.P. 466 Lexington Avenue New York, New York 10017	22,804,920	(2)(3)	23.70%

Blackrock, Inc.. 40 East 52nd Street New York, New York 10022	5,389,951	(4)	6.16%

Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	4,810,512	(5)	5.50%

(1)

Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from January 31, 2012. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)	Includes (i) a warrant exercisable for 1,843,100 shares of Common Stock; and (ii) a warrant exercisable for 6,781,900 shares of Common Stock.
(3)

Warburg Pincus Private Equity X, L.P. reported that it had shared voting and shared dispositive power over 22,804,920 shares. All securities over which Warburg Pincus Private Equity X, L.P. reported that it had shared dispositive or shared voting power are owned by investment companies and accounts, to which Warburg Pincus Private Equity X, L.P. furnishes investment advice. Each of these investment companies and accounts disclaim beneficial ownership of such securities, except to the extent of any indirect pecuniary interest therein.

(4)	Blackrock, Inc. reported that it had sole voting and sole dispositive power over all of the shares beneficially owned.

(5)

Dimensional Fund Advisors LP reported that it had sole voting and sole dispositive power over 4,680,243 and 4,810,512 shares, respectively. All securities over which Dimensional Fund Advisors LP reported that it had sole dispositive or sole voting power are owned by investment companies, trusts and accounts, to which Dimensional Fund Advisors LP furnishes investment advice. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster’s directors, certain officers and persons who own more than 10 percent of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Company believes that during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to Webster’s directors, officers and more than 10% owners were complied with on a timely basis.

NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF WEBSTER

(Proposal 2)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires Webster to provide its shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its NEOs as disclosed in this Proxy Statement. At the 2011 Annual Meeting of Shareholders, Webster’s shareholders voted on a non-binding, advisory basis to hold a non-binding, advisory vote on the compensation of named executive officers of Webster annually. In light of the results, the Board of Directors has determined to hold the vote annually.

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 16 to 40 of this Proxy Statement. As discussed in those disclosures, the Board of Directors believes that Webster’s executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and Webster’s short and long-term performance. The objective of Webster’s executive compensation program is to provide compensation which is competitive, variable based on Webster’s performance and aligned with the long-term interests of shareholders.

Webster is asking its shareholders to indicate their support for its NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives Webster’s shareholders the opportunity to express their views on the compensation of Webster’s NEOs. Accordingly, shareholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Webster Financial Corporation approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 16 to 40 of this Proxy Statement.”

Your vote on this Proposal 2 is advisory, and therefore not binding on Webster, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of Webster’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, Webster will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

A majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve Proposal 2. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal. If no voting instructions are given, the accompanying proxy will be voted for this Proposal 2.

The Board of Directors recommends that the shareholders vote FOR the approval of the compensation of Webster’s named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained on pages 16 to 40 of this Proxy Statement.

AMENDMENT AND RESTATEMENT

OF THE CERTIFICATE OF INCORPORATION AND THE BYLAWS

OF THE COMPANY TO PROVIDE FOR THE

ANNUAL ELECTION OF DIRECTORS

(Proposal 3)

The Board of Directors has approved, and is proposing to the shareholders, the amendment and restatement of our Second Restated Certificate of Incorporation, as amended, to eliminate the classified board structure. Currently, directors of Webster are elected for staggered terms of three years. In 2011, the Board of Directors considered the advantages and disadvantages of a classified board and determined to take action to declassify the Board.

The Board of Directors believes the annual election of directors reflects a best practice in corporate governance and provides shareholders the opportunity to express their views on the performance of the entire board each year. In making its determination, the Board of Directors considered the recent trend among financial institutions and other public companies toward annual elections of directors and the view among institutional investors and some governance experts that annual elections increase the accountability of directors. The Board of Directors also considered the vote of Webster’s shareholders on April 28, 2011 to approve a non-binding proposal submitted by a Webster shareholder requesting that the Board of Directors declassify the Board.

In addition, the Board of Directors considered the role of the classified board in promoting stability and continuity, particularly in the event of an unsolicited takeover offer. The Board of Directors considered that removing the classified Board of Directors will shorten the time required for a majority stockholder or group of shareholders to replace a majority of the Board of Directors. Under the current classified structure, a majority of the Board of Directors may be replaced only after two years.

Having considered the advantages and disadvantages of eliminating the classified board structure, the Board of Directors is recommending the declassification of the Board in a manner which does not affect the unexpired terms of previously elected directors.

If the shareholders approve this proposal by the requisite vote, the terms of all directors will expire at the annual meeting of shareholders each year and their successors will be elected for one-year terms that will expire at the next annual meeting. If shareholders approve this proposal, the nominees for election at the Annual Meeting, if elected, will have terms expiring at the 2013 Annual Meeting. The amendment will not affect the current terms of the directors who were elected at the 2010 and 2011 Annual Meetings, who will continue to hold their offices until their current terms expire in 2013 and 2014, respectively.

Annex A to the proxy statement sets forth the proposed Third Amended and Restated Certificate of Incorporation that shows by strike-through (for deleted text) and underscore (for new text) the changes to the Second Restated Certificate of Incorporation, as amended. Previously effective amendments to the Second Restated Certificate of Incorporation are integrated in the Third Amended and Restated Certificate of Incorporation but not shown by strike-through or underscore.

Approval of the Third Amended and Restated Certificate of Incorporation requires the affirmative vote of at least 66 2/3% of the shares of Webster common stock issued and outstanding as of the record date, or 58,358,143 shares.

If this proposal is approved by the requisite vote of shareholders, we will file the Third Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, and the amendment will be effective upon filing. We intend to file the amended and restated certificate promptly after the requisite vote is obtained. To fully effect the elimination of the classified board, the Board of Directors has also approved and adopted, contingent upon the approval of this proposal by the requisite vote of shareholders and the effectiveness of the Third Amended and Restated Certificate, conforming amendments to our Bylaws.

The Board unanimously recommends that you vote FOR this proposal.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 4)

Ernst & Young LLP (“E&Y”) has performed the audit of Webster’s financial statements for the year ended December 31, 2011. The Board of Directors, upon the recommendation of the Audit Committee, has approved the appointment of E&Y to serve as the independent registered public accounting firm for Webster for the year ending December 31, 2012.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of E&Y, an independent registered public accounting firm, to audit the consolidated financial statements of Webster for the year ending December 31, 2012 and the internal control over financial reporting of Webster as of December 31, 2012. No determination has been made as to what action the Board of Directors would take if Webster’s shareholders do not ratify the appointment.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of E&Y as Webster’s independent registered public accounting firm for the year ending December 31, 2012.

Representatives of E&Y are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as Webster’s independent registered public accounting firm for the year ending December 31, 2012.

Auditor Fee Information

The following table presents the aggregate fees and expenses billed to Webster for the fiscal years ended December 31, 2011 and 2010 by E&Y, for professional audit services rendered in connection with the audit of Webster’s annual financial statements for the years ended December 31, 2011 and December 31, 2010 and fees billed for other services rendered by E&Y during those periods.

	Fiscal 2011	Fiscal 2010
Audit Fees (1)	$1,555,700	$1,585,700
Audit-Related Fees (2)	66,000	63,000
Tax Fees (3)	3,000	20,000
All Other Fees (4)	0	0

Total	$1,624,700	$1,668,700

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of Webster’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the respective independent public accounting firm in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)

Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Webster’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to financial statement audits of certain employee benefit plans.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice.

(4)	Other Fees consist of fees for products and services other than for services for which fees were reported as Audit Fees, Audit-Related Fees and Tax Fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve up to $100,000 in audit and permissible non-audit services. Any decisions by the Chairman of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All engagements of the independent registered public accounting firm to perform any audit services and non-audit services after implementation of the pre-approval policy have been pre-approved by the Audit Committee in accordance with the policy. The pre-approval policy has not been waived in any instance. All engagements of the independent registered public accounting firm to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR INCLUSION IN PROXY STATEMENT

Any proposal which a Webster shareholder wishes to have included in Webster’s Proxy Statement and form of proxy relating to Webster’s 2013 Annual Meeting of Shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster’s Secretary at 145 Bank Street, Waterbury, Connecticut 06702 by November 17, 2012. Nothing in this paragraph shall be deemed to require Webster to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster’s 2013 Annual Meeting of Shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less than 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days’ notice or prior public disclosure of the meeting date to shareholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors,

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut

March 23, 2012

Annex A

STATE OF DELAWARE

~~SECOND~~THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WEBSTER FINANCIAL CORPORATION

Article 1. Corporate Title. The name of the corporation is Webster Financial Corporation (the “Corporation”).

Article 2. Duration. The duration of the Corporation is perpetual.

Article 3. Purpose. The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Article 4. Capital Stock. The total number of shares of all classes of the capital stock which the Corporation has authority to issue is two hundred three million (203,000,000), of which two hundred million (200,000,000) shall be common stock, par value $.01 per share, amounting in the aggregate to two million dollars ($2,000,000), and three million (3,000,000) shall be serial preferred stock, par value $.01 per share, amounting in the aggregate to thirty thousand dollars ($30,000).

The shares may be issued by the Corporation from time to time as approved by its board of directors without the approval of its shareholders. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of the shares of the Corporation. The consideration for the shares shall be cash, services actually performed for the Corporation, personal property, real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Corporation, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable.

Nothing contained in this Article 4 (or in any resolution or resolutions adopted by the board of directors pursuant hereto) shall entitle the holders of any class or series of capital stock to more than one vote per share.

A description of the different classes and series of the Corporation’s capital stock and a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of each class of and series of capital stock are as follows:

A. Common Stock. Except as provided in this Article 4 (or in any resolution or resolutions adopted by the board of directors pursuant hereto), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, including the election of directors. There shall be no cumulative voting rights in the election of directors. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the board of directors.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

B. Serial Preferred Stock. Except as provided in this Section 4, the board of directors of the Corporation is authorized by resolution or resolutions from time to time adopted and by filing a certificate pursuant to the applicable law of the State of Delaware, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

Article 5. Preemptive Rights. Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares or other securities of the Corporation which may be issued.

Article 6. Directors. The Corporation shall be under the direction of a board of directors. The board of directors shall consist of not less than seven directors nor more than 15 directors. The number of directors within this range shall be as stated in the Corporation’s bylaws, as may be amended from time to time, and shall initially consist of seven directors~~. The board of directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, that the directors in each class shall be as nearly equal in number as possible, commencing with the 1987 annual meeting of shareholders; provided, further~~; provided, that no decrease in the number of directors shall affect the term of any director then in office.

The ~~classification shall be such that the term of one class shall expire each succeeding year. The Corporation’s board of directors shall initially be divided into three classes named Class I, Class II and Class III, with Class I initially consisting of one director and Classes II and III each initially consisting of three directors. The terms, classifications~~terms, qualifications and election of the board of directors and the filling of vacancies thereon shall be as provided herein and in the bylaws.

Subject to the foregoing, at each annual meeting of shareholders the successors to ~~the class of~~all directors whose term shall then expire shall be elected to hold office for a term expiring at the ~~third~~next succeeding annual meeting and until their successors shall be elected and qualified.

Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~until the next annual meeting and until such director’s successor shall have been elected and qualified.

No director may be removed except for cause and then only by an affirmative vote of at least two-thirds of the total votes eligible to be voted by shareholders at a duly constituted meeting of shareholders called for such purpose. At least 30 days prior to such meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director other than liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any payment of a dividend or approval of a stock repurchase that is illegal under § 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article 7. Bylaws. The board of directors or the shareholders may from time to time amend the bylaws of the Corporation. Such action by the board of directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. Such action by the shareholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of shareholders called for such purpose.

Article 8. Special Meetings. Special meetings of shareholders may be called at any time but only by the chairman of the board or the president of the Corporation or by the board of directors of the Corporation.

Article 9. Registered Office. The street address of the Corporation’s initial registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of its initial registered agent at such address is The Corporation Trust Company.

Article 10. Approval for Acquisitions of Control and Offers to Acquire Control. The provisions of this Article 10 shall become effective upon the consummation of the conversion of First Federal Savings and Loan Association of Waterbury (the “Association”) to a capital stock savings and loan association and the Association concurrently becoming a wholly-owned subsidiary of the Corporation. In the event that thereafter the Association (or any successor institution) ceases to be a majority-owned subsidiary of the Corporation, this Article 10 shall thereupon cease to be effective.

Subsection 1. Five-Year Restrictions on Acquisitions of Control and Offers to Acquire Control.

For a period of five years after the consummation of the conversion of the Association to a capital stock savings and loan association, no Person shall acquire control of the Corporation, or make any Offer to acquire Control of the Corporation, unless such acquisition or Offer has received the prior approval of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose. The terms “Person,” “Control” and “Offer” as used in this Article 10 are defined in subsection 5 hereof.

Subsection 2. [Intentionally Omitted.]

Subsection 3. Excess Shares.

In the event that Control of the Corporation is acquired in violation of this Article 10, all shares of Voting Stock owned by the Person so acquiring Control in excess of the number of shares the beneficial ownership of which is deemed under subsection 5 hereof to confer Control of the Corporation shall be considered from and after the date of their acquisition by such Person to be “excess shares” for purposes of this Article 10. Such excess shares shall thereafter no longer (i) be entitled to vote on any matter, (ii) be entitled to take other shareholder action, (iii) be entitled to be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, or (iv) be transferable except with the approval of the board of directors or by an independent trustee appointed by the board of directors for the purpose of having such excess shares sold on the open market or otherwise. The proceeds from the sale by the trustee of such excess shares shall be paid (i) first, to the trustee in an amount equal to the trustee’s reasonable fees and expenses, (ii) second, to the “beneficial owner” (as defined in Article 12, Subsection 3, paragraph B hereof) of such excess shares in an amount up to such owner’s federal income tax basis in such excess shares, and (iii) third, to the Corporation as to any remaining balance.

Subsection 4. Approval Required for Offers to Acquire Control after Five Years.

After five years from the consummation of the conversion of the Association to a capital stock savings and loan association, no Person shall make any Offer to acquire Control of the Corporation, if the common stock is then traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System, unless such Person has received prior approval to make such Offer by complying with either of the following procedures:

1. The Offer shall have been approved by at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose, or

2. The Person proposing to make such Offer shall have obtained approval from the FSLIC, pursuant to the Control Act, the Holding Company Act, or any successor provisions of law, to acquire control of the Corporation.

Subsection 5. Certain Definitions.

For purposes of this Article 10:

A. “Control” means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, 10 percent or more of the Voting Stock; provided, that the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall not constitute “Control.”

B. “Group Acting in Concert” includes Persons seeking to combine or pool their voting or other interests in the Voting Stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; provided, that a “Group Acting in Concert” shall not include the board of directors of the Corporation in its solicitation, holding and voting of proxies obtained by it pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Exchange Act.

C. “Offer” means every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, Voting Stock.

D. “Person” means any individual, firm, corporation or other entity including a Group Acting in Concert.

E. “Voting Stock” means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Subsection 6. Inapplicability to Public Offering or Employee Benefit Plans.

This Article 10 shall not apply to an acquisition or offer to acquire securities of the Corporation (i) by underwriters in connection with a public offering of such securities or (ii) by any employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

Subsection 7. References to FSLIC.

In the event that the accounts of the Association (or any successor institution) become insured by the Federal Deposit Insurance Corporation (“FDIC”) in lieu of the FSLIC, all references in this Article 10 to the FSLIC shall be deemed to refer to the FDIC, and related references to the Control Act and the Holding Company Act shall be deemed to be references to applicable statutes relating to banks the accounts of which are insured by the FDIC.

Article 11. Criteria for Evaluating Certain Offers. The board of directors of the Corporation, when evaluating any offer to (i) make a tender or exchange offer for the common stock of the Corporation, (ii) merge or consolidate the Corporation with another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the economic effects of acceptance of such offer on (a) depositors, borrowers and employees of the insured institution subsidiary or subsidiaries of the Corporation, and on the communities in which such subsidiary or subsidiaries operate or are located and (b) the ability of such subsidiary or subsidiaries to fulfill the objectives of an insured institution under applicable federal statutes and regulations.

Article 12. Certain Business Combinations.

The votes of shareholders and directors required to approve any Business Combination shall be as set forth in this Article 12. The term “Business Combination” is used as defined in subsection 1 of this Article 12. All other capitalized terms not otherwise defined in this Article 12 or elsewhere in this Certificate of Incorporation are used as defined in subsection 3 of this Article 12.

Subsection 1. Vote Required for Certain Business Combinations.

A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in subsection 2 of this Article 12:

(i) any merger, consolidation or share exchange of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after the merger, consolidation or share exchange would be, an Affiliate or Associate (as those terms are hereinafter defined) of such Interested Shareholder prior to the transaction; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the usual and regular course of business (in one transaction or a series of transactions in any twelve-month period) to any Interested Shareholder or any Affiliate or Associate of such Interested Shareholder, other than the Corporation or any of its Subsidiaries, of any assets of the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the Corporation, an aggregate book value as of the end of the Corporation’s most recent fiscal quarter of ten percent or more of the total Market Value (as hereinafter defined) of the outstanding shares of the Corporation or of its net worth as of the end of its most recent fiscal quarter; or

(iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent or more of the total Market Value of the outstanding shares of the Corporation to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe for or purchase securities offered, issued or granted pro rata to all holders of the Voting Stock (as hereinafter defined) of the Corporation or any other method affording substantially proportionate treatment to the holders of Voting Stock; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of such Interested Shareholder, other than the Corporation or any of its Subsidiaries; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing the proportionate amount of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries;

shall be approved by affirmative vote of the holders of at least 80 percent of the total number of outstanding shares of Voting Stock Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

B. Definition of “Business Combination.” The term “Business Combination” as used in this Article 12 shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this subsection 1.

Subsection 2. When Higher Vote Is Not Required.

The provisions of subsection 1 of this Article 12 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either paragraph A or paragraph B are met:

A. Approval by Continuing Directors. The Business Combination shall have been approved by at least two-thirds of the Continuing Directors (as hereinafter defined) then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose.

B. Price and Procedure Requirements. All of the following conditions shall have been met:

(i) The aggregate amount of the cash and the Market Value as of the Valuation Date (as hereinafter defined) of the Business Combination of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

(a)(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of common stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

(b) the Market Value per share of common stock of the same class or series on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article 12 as the “Determination Date”), whichever is higher; or

(c) the price per share equal to the Market Value per share of common stock of the same class or series determined pursuant to subdivision (i)(b) hereof, multiplied by the fraction of (1) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Shareholder for any shares of common stock of the same class or series acquired by it within the two-year period immediately prior to the Announcement Date, over (2) the Market Value per share of common stock of the same class or series on the first day in such two-year period on which the Interested Shareholder acquired shares of common stock.

(ii) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than common stock, shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(a)(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class or series of

Voting Stock acquired by it: (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareholder, whichever is higher; or

(b)(if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(c) the Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

(d) the price per share equal to the Market Value per share of such class or series of stock determined pursuant to subdivision (ii)(c) hereof multiplied by the fraction of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of any class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date over (2) the Market Value per share of the same class or series of Voting Stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of the same class or series of Voting Stock.

(iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

(iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock of the Corporation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on any class or series of the capital stock of the Corporation (except as necessary to reflect any subdivision of the capital stock), and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of capital stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder or by virtue of proportionate stock splits or stock dividends.

The provisions of subdivisions (iv)(a) and (iv)(b) of this subsection do not apply if the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder voted as a director of the Corporation in a manner inconsistent with such subdivisions, and the Interested Shareholder, within ten days after any act or failure to act inconsistent with such subdivisions, notifies the board of directors of the Corporation in writing that the Interested Shareholder disapproves thereof and requests in good faith that the board of directors rectify such act or failure to act.

(v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries (whether in anticipation of or in connection with such Business Combination or otherwise).

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Subsection 3. Certain Definitions.

For the purposes of this Article 12:

A. “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary or any employee stock purchase plan or other employee benefit plan of the Corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock; or

(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock.

B. “Beneficial owner,” when used with respect to any Voting Stock, means a person:

(i) that, individually or with any of its Affiliates or Associates, beneficially owns Voting Stock directly or indirectly; or

(ii) that, individually or with any of its Affiliates or Associates, has (a) the right to acquire Voting Stock (whether such right is exercisable immediately or only after passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; (b) the right to vote or direct the voting of Voting Stock pursuant to any agreement, arrangement or understanding; or (c) the right to dispose of or to direct the disposition of Voting Stock pursuant to any agreement, arrangement or understanding; or

(iii) that, individually or with any of its Affiliates or Associates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock.

C. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph A of this subsection 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph B of this subsection 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

D. “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a specified person.

E. “Associate,” when used to indicate a relationship with any person, means: (1) any domestic or foreign corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse who has the same home as such person or who is a director or officer of the Corporation or any of its Affiliates.

F. “Subsidiary” means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

G. “Continuing Director” means any member of the board of directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the board of directors of the Corporation prior to the time that the Interested Shareholder (including any Affiliate or Associate of such Interested

Shareholder) became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board of directors of the Corporation.

H. “Market Value” means:

(i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange—listed stocks, or, if such stock is not quoted on the composite tape, or the New York Stock Exchange, or, if such stock is not listed on such exchange, the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the Corporation in good faith; and

(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the board of directors of the Corporation in good faith.

I. “Valuation Date” means: (A) for a Business Combination voted on by shareholders, the latter of the day prior to the date of the shareholders’ vote or the date twenty days prior to the consummation of the Business Combination; and (B) for a Business Combination not voted upon by the shareholders, the date of the consummation of the Business Combination.

J. “Voting Stock” means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

K. In the event of any Business Combination in which the Corporation is the surviving corporation, the phrase “consideration other than cash to be received” as used in paragraphs B(i) and B(ii) of Section 2 of this Article 12 shall include the shares of common stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

Subsection 4. Powers of the Board of Directors.

A majority of the Corporation’s directors then in office shall have the power and duty to determine for the purposes of this Article 12, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, and (D) whether the requirements of paragraph B of Section 2 have been met with respect to any Business Combination; and the good faith determination of a majority of the board of directors on such matters shall be conclusive and binding for all the purposes of this Article 12.

Subsection 5. No Effect on Fiduciary Obligations of Interested Shareholders.

Nothing contained in this Article 12 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

Article 13. Anti-Greenmail. Any direct or indirect purchase or other acquisition by the Corporation of any Voting Stock (as defined in Article 12 hereof) from any Significant Shareholder (as hereinafter defined) who has been the beneficial owner (as defined in Article 12 hereof) of such Voting Stock for less than two years prior to the date of such purchase or other acquisition shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the total number of outstanding shares of Voting Stock, excluding in calculating such affirmative vote and the total number of outstanding shares all Voting Stock beneficially owned by such Significant Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, but no such affirmative vote shall be required (i) with respect to any purchase or other acquisition of Voting Stock made as part of a tender or exchange offer by the Corporation to purchase Voting Stock on the same terms from all holders of the same class of Voting Stock and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder or (ii) with respect to any purchase of Voting Stock, where the Board of Directors has determined that the purchase price per share of the Voting Stock does not exceed the fair market value of the Voting Stock. Such fair market value shall be calculated on the basis of the average closing price or the mean of the bid and ask prices of a share of Voting Stock for the 20 trading days immediately preceding the execution of a definitive agreement to purchase the Voting Stock from a Significant Shareholder.

For the purposes of this Article 13, “Significant Shareholder” shall mean any person (other than the Corporation or any corporation of which a majority of any class of Voting Stock is owned, directly or indirectly, by the Corporation) who or which is the beneficial owner, directly or indirectly, of five percent or more of the voting power of the outstanding Voting Stock.

Article 14. Shareholder Action. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be affected by any consent in writing by such holders, unless such consent is unanimous.

Article 15. Amendment of Certificate of Incorporation. Except as set forth in this Article 15 or as otherwise specifically required by law, no amendment of any provision of this Certificate of Incorporation shall be made unless such amendment has been first proposed by the board of directors of the Corporation upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose and thereafter approved by the shareholders of the Corporation by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a duly called annual or special meeting; provided, however, that if such amendment is to the provisions set forth in this clause of Article 15 or in Article 6, 7, 8, 10, 11, 13 or 14 hereof, such amendment must be approved by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon rather than a majority; provided, further, that if such amendment is to the provisions set forth in this clause of Article 15 or in Article 12 hereof, such amendment must be approved by the affirmative vote of the holders of at least 80 percent of the shares entitled to vote thereon rather than a majority.

145 BANK STREET

WEBSTER PLAZA

WATERBURY, CT 06702

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL

Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 p.m., Eastern Time, on April 25, 2012.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 p.m., Eastern Time, on April 25, 2012. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions no later than 11:59 p.m., Eastern Time, on April 25, 2012. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Webster Financial Corporation in mailing proxy material, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting by Internet and, when prompted, indicate that you agree to receive or access future shareholder communications electronically.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WEBST1	KEEP THIS PORTION FOR YOUR RECORDS
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE- PAID ENVELOPE, UNLESS YOU ARE VOTING BY INTERNET OR TELEPHONE	DETACH AND RETURN THIS PORTION ONLY

WEBSTER FINANCIAL CORPORATION
The Board of Directors recommends a vote FOR ALL nominees:

1.	To elect three directors to serve for one-year terms or, if Proposal 3 is not approved, for three-year terms (Proposal 1).
NOMINEES:
	01 — Robert A. Finkenzeller 02 — Laurence C. Morse 03 — Mark Pettie		FOR ALL	WITHHOLD FROM ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐

						For	Against	Abstain
The Board of Directors recommends a vote for the following proposals:
2.	To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company (Proposal 2).					☐	☐	☐

						For	Against	Abstain
3.	To approve an amendment to and restatement of the Company’s Second Restated Certificate of Incorporation, as amended, to provide for the annual election of directors (Proposal 3).					☐	☐	☐

						For	Against	Abstain
4.	To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Webster Financial Corporation for the fiscal year ending December 31, 2011 (Proposal 4).					☐	☐	☐

5.	The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of the Board of Directors of Webster Financial Corporation.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporation or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

REVOCABLE PROXY

Annual Meeting of Shareholders

April 26, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Webster Financial Corporation (the “Company”) hereby appoints Joel S. Becker, John J. Crawford and C. Michael Jacobi or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Time, on Thursday, April 26, 2012, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, and at any adjournments of the meeting, for the following purposes. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1; FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers of the Company (Proposal 2); FOR the approval of an amendment to and restatement of the Company’s Second Restated Certificate of Incorporation, as amended, to provide for the annual election of directors (Proposal 3); FOR the ratification of the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal 4); and in accordance with the determination of a majority of the Board of Directors as to other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Company, by re-voting by Internet or telephone, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

Please sign and return the proxy card promptly in the enclosed envelope.

Address Changes:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the reverse side)